Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233756

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell securities nor do they seek an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion. Dated February 3, 2020.

Prospectus supplement

(To prospectus dated September 13, 2019)

$500,000,000

Catalent, Inc.

Common stock

We are offering shares of common stock of Catalent, Inc. with an aggregate offering price of $500.0 million. Based on the closing price of our common stock on the New York Stock Exchange (the “NYSE”) on January 31, 2020, we would expect to issue and sell 8,183,306 shares of our common stock.

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to $75.0 million of additional shares of our common stock at a price of $             per share. See “Underwriting (Conflicts of interest).”

On February 2, 2020, we entered into a Stock Purchase Agreement (the “Acquisition Agreement”) with Orgenesis Inc. and GPP-II Masthercell, LLC (collectively, the “Sellers”). Pursuant to the terms and conditions of the Acquisition Agreement, at the closing, we will acquire 100% of the outstanding equity interests of Masthercell Global Inc., which we refer to herein as the “MaSTherCell Acquisition.” We intend to use approximately $330.0 million of the net proceeds from this offering to fund the purchase price for the MaSTherCell Acquisition and to pay related fees, costs, and expenses. See “Summary—Recent developments.” We intend to use the remaining net proceeds, or, if the MaSTherCell Acquisition is not consummated, all of the net proceeds, from this offering (including the net proceeds available from any exercise of the underwriters’ option to purchase additional shares) to repay $100.0 million of outstanding borrowings under the revolving credit facility under our senior secured credit facilities (the “Revolving Credit Facility”) and for general corporate purposes, which may include capital expenditures. This offering is not contingent on the consummation of the MaSTherCell Acquisition, and there can be no assurance that we will consummate the MaSTherCell Acquisition on the terms contemplated herein or at all. See “Use of proceeds.”

Our common stock is listed on the NYSE under the symbol “CTLT.” On January  31, 2020, the closing sales price of our common stock as reported on the NYSE was $61.10 per share.

See “Risk factors” beginning on page S-13 of this prospectus supplement and in our other filings with the Securities and Exchange Commission incorporated by reference in this prospectus supplement or the accompanying prospectus to read about factors you should consider before buying shares of our common stock.

The underwriters have agreed to purchase the common stock from us at a price of $             per share, which will result in $             million of proceeds to us (or $             million if the underwriters exercise in full their option to purchase additional shares of common stock), before estimated offering expenses. The underwriters may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NYSE, in the over-the-counter market, or to dealers in negotiated transactions, or in a combination of such methods of sale or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Underwriting (Conflicts of interest).”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on or about                , 2020.

J.P. Morgan	UBS Investment Bank

Prospectus supplement dated                 , 2020.

Prospectus supplement

Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus prepared by us or on our behalf. We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted.

S-i

You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated September 13, 2019, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a variation between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

Except where the context requires otherwise, references in this prospectus supplement to “Catalent,” the “Company,” “we,” “us,” and “our” refer to Catalent, Inc., together with its consolidated subsidiaries. In this prospectus supplement, when we refer to our fiscal years, which end on June 30, we say “fiscal” and the year number, as in “fiscal 2019,” which refers to our fiscal year ended June 30, 2019. Our historical financial information included or incorporated by reference in this prospectus supplement does not reflect the results of operations of Paragon Bioservices, Inc. for any period prior to the date of acquisition (May 17, 2019). We refer in this prospectus supplement to (i) our Annual Report on Form 10-K for fiscal 2019 as our “2019 Form 10-K,” (ii) our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2019 and December 31, 2019 as our “2020 Form 10-Qs,” and (iii) our 2019 Form 10-K and 2020 Form 10-Qs as our “SEC Reports.”

Trademarks and service marks

We have U.S. or foreign registration in the following marks, among others: Catalent®, Clinicopia®, CosmoPod®, Easyburst®, FastChain®, Follow the Molecule®, Galacorin®, GPEx®, Liqui-Gels®, Manufacturing Miracles®, OmegaZero®, OptiDose®, OptiForm®, OptiGel®, OptiGel® Bio, OptiMelt®, OptiShell®, Paragon Bioservices®, PEEL-ID®, Pharmatek®, RP Scherer®, Savorgel®, SMARTag®, Softdrop®, SupplyFlex®, Vegicaps®, Zydis®, and Zydis Ultra®. This prospectus supplement and the documents incorporated by reference also include trademarks and trade names owned by other parties, and these trademarks and trade names are the property of their respective owners. We use certain other trademarks and service marks, including FlexDose™, OneBioSM, OneBio SuiteSM, and OptiPact™ on an unregistered basis in the United States and abroad.

Solely for convenience, the trademarks, service marks, and trade names identified in or incorporated by reference in this prospectus supplement may appear without the ®, SM, and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, and trade names.

S-ii

Summary

This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. It does not contain all of the information that you should consider before investing in shares of our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading “Risk factors” herein and in our SEC Reports, and the financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our company

We are the leading global provider of advanced delivery technologies and development solutions for drugs, biologics, and consumer health products. Our oral, injectable, gene therapy, and respiratory delivery technologies address the full diversity of the pharmaceutical industry, including small molecules, protein and gene therapy biologics, and consumer health products. Through our extensive capabilities and deep expertise in product development, we help our customers take products to market faster, including nearly half of new drug products approved by the U.S. Food and Drug Administration in the last decade. Our advanced delivery technology platforms, which include those in our Softgel and Oral Technologies, Biologics, and Oral and Specialty Delivery segments, our proven formulation, manufacturing, and regulatory expertise, and our broad and deep intellectual property enable our customers to develop more products and better treatments for patients and consumers. Across both development and delivery, our commitment to reliably supply our customers’ and their patients’ needs is the foundation for the value we provide; annually, we produce approximately 73 billion doses for nearly 7,000 customer products, or approximately 1 in every 20 doses of such products taken each year by patients and consumers around the world. We believe that, through our investments in growth-enabling capacity and capabilities, our ongoing focus on operational and quality excellence, the sales of existing customer products, the introduction of new customer products, our innovation activities and patents, and our entry into new markets, we will continue to benefit from attractive and differentiated margins and realize the growth potential from these areas.

We continue to invest in our sales and marketing activities, leading to growth in the number of active development programs for our customers. This has further enhanced our extensive, long-duration relationships and long-term contracts with a broad and diverse range of industry-leading customers. In fiscal 2019, we conducted business with 83 of the top 100 branded drug marketers, 21 of the top 25 generics marketers, 23 of the top 25 biologics marketers, and 21 of the top 25 consumer health marketers globally. Selected key customers include Pfizer, Johnson & Johnson, GlaxoSmithKline, Novartis, Roche, and Teva. We have many long-standing relationships with our customers, particularly in advanced delivery technologies, where we tend to follow a prescription molecule through its lifecycle, from the development and launch of the original brand prescription, to generics or over-the-counter switch. A prescription pharmaceutical product relationship with an innovator will often last many years, in several cases, nearly two decades or more, extending from pre-clinical development through the end of the product’s life cycle. We serve customers who require innovative product development, superior quality, advanced manufacturing, and skilled technical services to support their development and marketed product needs. Our broad and diverse range of technologies closely integrates with our customers’ molecules and other active ingredients to yield final formulations and dose forms, and this generally results in the inclusion of Catalent in our customers’ prescription product regulatory filings. Both of these factors frequently translate to long-duration supply relationships at an individual product level.

We believe our customers value us because our depth of development solutions and advanced delivery technologies, intellectual property, consistent and reliable supply, geographic reach, and substantial expertise enable us to create a broad range of business and product solutions that can be customized to fit their individual needs. Today we employ more than 2,400 scientists and technicians and hold more than 1,300 patents and patent applications in advanced delivery, drug and biologics formulation, and manufacturing. The aim of our offerings is to allow our customers to bring more products to market faster, and to develop and market differentiated new products that improve patient outcomes. We believe our leading market position and diversity of customers, offerings, regulatory categories, products, and geographies reduce our exposure to potential strategic and product shifts within the industry.

We provide a number of proprietary, differentiated technologies, products, and service offerings to our customers across our advanced delivery technologies and development solutions platforms. The core technologies within our advanced delivery technologies platform include softgel capsules, our Zydis orally dissolving tablets, blow-fill-seal unit-dose liquids, adeno-associated virus vectors, and a range of other oral, injectable and respiratory delivery technologies. The technologies and service offerings within our development solutions platform span the drug development process, ranging from our OptiForm Solution Suite for enhancement of bioavailability and other characteristics of early-stage molecules, and Gene Product Expression and SMARTag platforms for development of biologics and antibody-drug conjugates (ADCs), to formulation, analytical services, early-stage clinical development, and clinical trials supply, including our unique FastChain demand-led clinical supply solution. Our offerings serve a critical need in the development and manufacturing of difficult-to-formulate products across a number of product types.

We have advanced our technologies and grown our service offerings over more than 85 years through internal development, strategic alliances, in-licensing, and acquisitions. We initially introduced our softgel capsule technology in the 1930s and have continued to expand our range of new, technologically enhanced offerings. Since fiscal 2013, we have launched OptiShell, OptiMelt, Zydis Nano, Zydis Bio, OptiPact, the OptiForm Solution Suite, and our FastChain demand-led clinical supply solution. Since then, our customers have obtained regulatory approval for the first-to-market product using our OptiShell technology. We have also augmented our portfolio through acquisitions. In fiscal 2015, we added an ADC business through the completion of our acquisition of Redwood Bioscience Inc. in October 2014; and extended our particle engineering capabilities via our November 2014 acquisition of Micron Technologies. In fiscal 2017, we expanded our early development capabilities, including the addition of spray drying technology into our drug formulation and delivery technologies, through the acquisition of Pharmatek Laboratories, Inc. (“Pharmatek”) in September 2016, and we expanded our softgel development and manufacturing network via the February 2017 acquisition of Accucaps Industries Limited. In fiscal 2018, we acquired Cook Pharmica LLC (now named Catalent Indiana, LLC, “Catalent Indiana”) in order to enhance our biologics capabilities. In fiscal 2019, we acquired Juniper Pharmaceuticals, Inc., which extends to the U.K. the geographic reach of the early development capabilities we gained through Pharmatek, and Paragon Bioservices, Inc. (now named Catalent Maryland, Inc., “Catalent Maryland”), adding advanced gene therapy development and manufacturing capabilities to our biologics business and enhancing our end-to-end integrated biopharmaceutical solutions for customers. Earlier in the current fiscal year, fiscal 2020, we acquired additional facilities, personnel, and equipment for our gene therapy development and manufacturing business from Novavax, Inc. and a biologics, sterile, and oral solid dose product manufacturing and packaging facility in Anagni, Italy from Bristol-Myers Squibb Company. In large part due to our acquisitions of Catalent Indiana and Catalent Maryland, revenue contributions from our biologics business have grown from approximately 10% in fiscal 2014 to 29% in fiscal 2019. Recently, we entered into an agreement to acquire Masthercell Global Inc. (“MaSTherCell”), a leading contract development and manufacturing organization focused on genetically modified cell therapy development and manufacturing. See

“—Recent developments—MaSTherCell Acquisition.” We believe our own internal innovation, supplemented by current and future external partnerships and acquisitions, will continue to strengthen and extend our leadership positions in the delivery and development of drugs, biologics, including gene and cell therapies, and consumer health products.

In fiscal 2019, we generated net revenue of $2,518.0 million, net earnings of $137.4 million, Adjusted EBITDA of $599.6 million, and Adjusted Net Income of $264.9 million. On a pro forma basis, after giving effect to our acquisition of Paragon Bioservices, Inc. (now known as Catalent Maryland) on May 17, 2019 (the “Paragon Acquisition”) as if it had occurred on July 1, 2018, we would have generated net revenue of $2,638.8 million, net earnings of $116.5 million, Adjusted EBITDA of $658.1 million, and Adjusted Net Income of $269.9 million. For the six months ended December 31, 2019, we generated net revenue of $1,386.1 million, net earnings of $45.6 million, Adjusted EBITDA of $298.1 million and Adjusted Net Income of $112.5 million. Adjusted EBITDA and Adjusted Net Income are not defined under U.S. generally accepted accounting principles (“U.S. GAAP”) and are subject to important limitations. For a reconciliation of Adjusted EBITDA and Adjusted Net Income to net earnings, the closest U.S. GAAP measure, on a historical and pro forma basis, see “—Summary historical and unaudited pro forma financial data.”

For a description of our business, financial condition, results of operations, and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see “Where you can find more information.”

We are a Delaware corporation. Our principal executive offices are located at 14 Schoolhouse Road, Somerset, New Jersey 08873, and our telephone number is (732) 537-6200. We maintain a website at www.catalent.com. The information contained on or accessible through our website neither constitutes part of this prospectus supplement nor is incorporated by reference herein.

Recent developments

Acquisition of MaSTherCell

On February 2, 2020, we entered into a Stock Purchase Agreement (the “Acquisition Agreement”) with Orgenesis Inc. and GPP-II Masthercell, LLC (collectively, the “Sellers”). Pursuant to the terms and conditions of the Acquisition Agreement, at the closing, we will acquire 100% of the outstanding equity interests of MaSTherCell, which we refer to in this prospectus supplement as the “MaSTherCell Acquisition.” The MaSTherCell Acquisition is expected to close in the third quarter of fiscal 2020, subject to customary closing conditions.

We estimate that we will need $330.0 million to consummate the MaSTherCell Acquisition pursuant to the Acquisition Agreement, and to pay related fees, costs, and expenses, all of which we plan to pay using the proceeds from this offering. See “Use of proceeds.” The MaSTherCell Acquisition is not conditioned on the consummation of this offering, and this offering is not contingent on the consummation of the MaSTherCell Acquisition. We cannot assure you that we will consummate the MaSTherCell Acquisition on the terms contemplated in this prospectus supplement or at all.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, a copy of which is set forth as Exhibit 2.1 to Catalent’s Current Report on Form 8-K filed on February 3, 2020 in connection with, among other things, the execution of the Acquisition Agreement.

Debt commitment letter

Contemporaneous with the entry into the Acquisition Agreement, we also entered into a debt commitment letter (the “Commitment Letter”), with JPMorgan Chase Bank, N.A. (the “Commitment Party”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Party has agreed to provide incremental term loan commitments under our existing senior secured credit facilities of up to $200.0 million in the aggregate for the purposes of (i) funding a portion of the consideration to be paid (or to reimburse revolving borrowings made by us under our senior secured credit facilities for payments made) pursuant to the Acquisition Agreement and related fees, costs, and expenses, or (ii) for growth capital expenditures (the “Incremental Commitment”).

The Incremental Commitment will be reduced on a dollar-for-dollar basis by the gross proceeds we receive on or after the date of the Commitment Letter and on or prior to the funding of the Incremental Commitment or the termination thereof of any debt securities issued by us, incremental commitments under our senior secured credit facilities, or issuance of shares of common stock by Catalent, Inc., including this offering of shares of common stock or pursuant to any of the potential future financing transactions described under “—Recent developments—Potential future financing transactions.” Although we do not currently expect to make any borrowings under the Incremental Commitment, there can be no assurance that such borrowings will not be made. In that regard, we may be required to borrow under the Incremental Commitment if we do not generate sufficient gross proceeds from this offering or any potential future financing transactions to finance, together with cash on hand, the MaSTherCell Acquisition and related costs, fees, and expenses or for our anticipated growth capital expenditures. The Incremental Commitment will expire on the earlier of (i) the date of funding the Incremental Commitment and (ii) April 2, 2020.

The funding of the Incremental Commitment is contingent on the satisfaction of certain customary conditions set forth in the Commitment Letter, including, without limitation, (i) the execution and delivery of definitive documentation with respect to the Incremental Commitment in accordance with the terms set forth in the Commitment Letter and (ii) the consummation of the MaSTherCell Acquisition in accordance with the Acquisition Agreement. See “Underwriting (Conflicts of interest)—Other relationships.”

Potential future financing transactions

Assuming market conditions are conducive, we may seek to refinance all or a portion of our outstanding euro-denominated indebtedness, which may include new euro- or U.S.-denominated debt and which may be pursuant to our existing senior secured credit facilities, new unsecured debt, other sources of financing, or a combination of any of these, and refinance the U.S.-dollar denominated term loans under our existing senior secured credit facilities. In conjunction with these potential refinancing transactions, we expect to incur up to approximately $200.0 million of additional indebtedness, which we currently intend to use for general corporate purposes, including capital expenditures. Any such future indebtedness could adversely affect our ability to raise additional capital to fund our operations or deploy capital to grow our business, limit our ability to react to changes in the economy or in our industry, expose us to interest-rate risk to the extent of our variable-rate debt, and prevent us from meeting our obligations under our existing indebtedness.

We cannot assure you of the timing or size of any potential debt financing transactions, that we will be able to access the capital or credit markets or refinance any of our debt on attractive or commercially reasonable terms, or at all. Future results of operations and our ability to service, extend, or refinance our indebtedness are subject to economic conditions, overall fluctuations in the capital and credit markets and financial, business, and other factors, many of which are beyond our control.

Segment reporting

In fiscal 2020, we engaged in a business reorganization of our operating segments to better align our internal business unit structure with our “Follow the Molecule” strategy and the increased focus on our biologics-related offerings. Under the revised structure, we changed the components and names of three of our four operating segments (with our fourth segment, Clinical Supply Services, unchanged), each of which is described below:

•

Softgel Technologies became Softgel and Oral Technologies, which includes formulation, development, and clinical and commercial manufacturing of soft capsules, or “softgels”, as well as large-scale manufacturing of oral solid dose forms (which was previously included in the Oral Drug Delivery segment), for pharmaceutical and consumer health markets, and supporting ancillary services. Prior to the segment changes, our Softgel segment represented 34%, 36%, and 40% of our aggregate revenue before inter-segment eliminations for fiscal 2019, 2018, and 2017, respectively. After the segment changes, our Softgel and Oral Technologies segment represented 41%, 45%, and 50% of our aggregate revenue before inter-segment eliminations for fiscal 2019, 2018, and 2017, respectively.

•

Biologics and Specialty Drug Delivery became Biologics, which includes biologic cell-line and viral vector gene therapy development and manufacturing; formulation, development, and manufacturing for parenteral dose forms, including prefilled syringes, vials, and cartridges; and analytical development and testing services for large molecules. Prior to the segment changes, our Biologics and Specialty Drug Delivery segment represented 29%, 24%, and 17% of our aggregate revenue before inter-segment eliminations for fiscal 2019, 2018, and 2017, respectively. After the segment changes, our Biologics segment represented 23%, 18%, and 10% of our aggregate revenue before inter-segment eliminations for fiscal 2019, 2018, and 2017, respectively.

•

Oral Drug Delivery became Oral and Specialty Delivery, which includes formulation, development, and small- to medium-scale manufacturing for most types of oral solid dose forms, including Zydis orally dissolving tablets; formulation, development, and manufacture of blow-fill-seal unit doses, metered dose inhalers, and nasal products (which was previously included in the Biologics and Specialty Drug Delivery segment); and analytical development and testing capabilities for small molecules. Prior to the segment changes, our Oral Drug Delivery segment represented 24%, 23%, and 27% of our aggregate revenue before inter-segment eliminations for fiscal 2019, 2018, and 2017, respectively. After the segment changes, our Oral and Specialty Delivery segment represented 23%, 20%, and 24% of our aggregate revenue before inter-segment eliminations for fiscal 2019, 2018, and 2017, respectively.

•

Clinical Supply Services, which remains unchanged following this business reorganization, provides manufacturing, packaging, storage, distribution, and inventory management for drugs and biologics in clinical trials. Our Clinical Supply Services segment represented 13%, 17%, and 16% of our aggregate revenue before inter-segment eliminations for fiscal 2019, 2018, and 2017, respectively.

Each of these four segments reports through a separate management team and ultimately reports to our Chief Executive Officer, who is designated as the Chief Operating Decision Maker for segment reporting purposes. Our operating segments are the same as our reporting segments. The segment information in our 2020 Form 10-Qs, including all prior-period comparative segment information, reflects, and the segment information in our Form 10-Q for the third quarter ending March 31, 2020, including all prior-period comparative segment information, will reflect, the new segment presentation. We will recast the segment information for fiscal 2018 and fiscal 2019 to conform to the new segment presentation in our Annual Report on Form 10-K to be filed with the SEC for the fiscal year ended June 30, 2020 in accordance with Accounting Standards Codification 280, Segment Reporting, promulgated by the Financial Accounting Standards Board. This revised segment structure will have no impact on our consolidated results of operations.

The offering

The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled “Description of capital stock.”

Common stock offered by us	shares, with an aggregate offering price of $500.0 million.

Common stock outstanding after this offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares).

Underwriters’ option	We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an additional shares, with an aggregate offering price of $75.0 million, at a price of $ per share.

Use of proceeds	We estimate the net proceeds to us from the offering to be $ million (or $ million if the underwriters exercise in full their option to purchase additional shares of common stock), after deducting estimated offering expenses.

We estimate that we will use $330.0 million of the net proceeds from this offering to fund the purchase price for the MaSTherCell Acquisition and to pay related fees and expenses. See “—Recent developments—MaSTherCell Acquisition.” We intend to use the remaining net proceeds, or, if the MaSTherCell Acquisition is not consummated, all of the net proceeds, from this offering (including the net proceeds available from any exercise of the underwriters’ option to purchase additional shares) to repay $100.0 million of outstanding borrowings under the Revolving Credit Facility and for general corporate purposes, which may include capital expenditures. This offering is not contingent on the consummation of the MaSTherCell Acquisition, and the MaSTherCell Acquisition is not contingent on this offering. See “Use of proceeds.”

Dividend policy	We have no current plan to pay dividends on our common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Risk factors	See “Risk factors” for a discussion of risks you should carefully consider before deciding to invest in our common stock.

Conflicts of interest

Certain affiliates of J.P. Morgan Securities LLC and UBS Securities LLC, the underwriters, are revolving lenders under our Revolving Credit Facility and, as such, will each receive a portion of the net proceeds from this offering that are used to repay the outstanding borrowings under the Revolving Credit Facility. As a result of the intended use of proceeds, such affiliate of J.P. Morgan Securities LLC may receive in excess of 5% of the net proceeds from this offering. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under Financial Industry Regulatory Authority (“FINRA”) Rule 5121. As such, this offering is being conducted in compliance with FINRA Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(B), the appointment of a qualified independent underwriter is not necessary in connection with this offering as a bona fide public market exists in the shares of common stock, as that term is defined in the rule. See “Underwriting (Conflicts of interest)—Conflicts of interest.”

Listing	Our common stock is listed on the NYSE under the symbol “CTLT.”

The information in this prospectus supplement regarding the number of shares of common stock that will be outstanding after this offering is based on the number of shares of our common stock outstanding as of January 30, 2020 and excludes:

•

2,232,015 stock options (with a weighted average exercise price of $35.14 per share), 1,154,421 restricted stock units, and 577,794 performance share units (restricted stock units that have performance-related vesting requirements) outstanding under our 2007 Stock Incentive Plan, our 2014 Omnibus Incentive Plan, and our 2018 Omnibus Incentive Plan;

•

11,484,227 shares of common stock reserved for issuance under our 2018 Omnibus Incentive Plan (which is net of outstanding awards and shares that can be issued in settlement of performance share units if maximum performance targets are met); and

•

up to 17,250,000 shares of common stock reserved for issuance upon conversion of up to 650,000 shares of our Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”).

Summary historical and unaudited pro forma financial data

We derived the summary statement of operations data and the summary statement of cash flows data for the fiscal years ended June 30, 2019, 2018, and 2017 and the summary balance sheet data as of June 30, 2019 and 2018 in the summary table below from our audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary balance sheet data as of June 30, 2017 is derived from our audited consolidated financial statements not included or incorporated by reference in this prospectus supplement. We derived the summary statement of operations data and the summary statement of cash flows data for the six months ended December 31, 2019 and 2018 and the summary balance sheet data as of December 31, 2019 in the summary table below from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement. The summary balance sheet data as of December 31, 2018 is derived from our unaudited consolidated financial statements not included or incorporated by reference in this prospectus supplement. The unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. Our historical results are not necessarily indicative of the results expected for any future period. You should read the summary financial data below, together with our audited and unaudited consolidated financial statements and related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of our 2019 Form 10-K and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2019 incorporated by reference herein.

The following summary unaudited pro forma condensed combined statement of operations data have been prepared to give effect to the Paragon Acquisition as if it had closed on July 1, 2018. The unaudited pro forma condensed combined statement of operations data for the fiscal year ended June 30, 2019 in the summary table below are derived from, and should be read together with, our unaudited pro forma condensed combined financial statement and related notes included in the section entitled “Unaudited pro forma financial statements” in this prospectus supplement. The summary unaudited pro forma condensed combined statement of operations data are provided for informational purposes only and do not purport to represent what our actual operating results would have been had the Paragon Acquisition occurred on the date assumed and are not intended to project our future consolidated financial results after the Paragon Acquisition. The summary unaudited pro forma condensed combined statement of operations data do not reflect the cost of any integration activity or benefit from the Paragon Acquisition that may be derived, both of which may have a material effect on our consolidated results in periods following completion of the Paragon Acquisition.

	Six months ended December 31,		Pro forma fiscal year ended June 30,	Fiscal year ended June 30,
	2019	2018	2019	2019	2018	2017
	(unaudited)		(unaudited)
(dollars in millions, except per share data)

Statement of Operations Data:
Net revenue	$1,386.1	$1,174.8	$2,638.8	$2,518.0	$2,463.4	$2,075.4
Cost of sales	976.2	824.9	1,784.4	1,712.9	1,710.8	1,420.8
Gross margin	409.9	349.9	854.4	805.1	752.6	654.6
Selling, general and administrative expenses	283.8	238.7	561.0	512.0	464.8	402.6
Impairment charges and loss on sale of assets	1.5	2.8	5.1	5.1	8.7	9.8
Restructuring and other	1.2	9.8	14.1	14.1	10.2	8.0
Operating earnings	123.4	98.6	274.2	273.9	268.9	234.2
Interest expense, net	71.2	53.6	146.3	110.9	111.4	90.1
Other expense, net	0.5	7.1	4.8	2.7	5.5	8.5
Earnings from operations before income taxes	51.7	37.9	123.1	160.3	152.0	135.6
Income tax expense	6.1	3.3	6.6	22.9	68.4	25.8
Net earnings	45.6	34.6	116.5	137.4	83.6	109.8

Basic earnings per share:
Net earnings	0.18	0.24	0.54	0.92	0.64	0.88

Diluted earnings per share:
Net earnings	0.18	0.24	0.53	0.90	0.63	0.87

	Six months ended December 31,		Fiscal year ended June 30,
	2019	2018	2019	2018	2017
	(unaudited)
(dollars in millions)

Balance Sheet Data (at period end):
Cash and cash equivalents	$188.9	$207.9	$345.4	$410.2	$288.3
Goodwill	2,207.8	1,421.4	2,220.9	1,397.2	1,044.1
Total assets	6,195.3	4,441.6	6,184.0	4,531.1	3,454.3
Long term debt, including current portion and other short term borrowing	2,897.0	2,199.9	2,959.3	2,721.3	2,079.7
Total liabilities	3,872.6	2,878.6	3,895.8	3,444.4	2,730.8
Redeemable preferred stock	606.6	—	606.6	—	—
Total shareholders’ equity	1,716.1	1,563.0	1,681.6	1,086.7	723.5

Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$145.9	$84.5	$247.7	$374.5	$299.5
Investing activities	(199.2)	(208.8)	(1,510.4)	(919.3)	(309.0)
Financing activities	(101.8)	(73.8)	1,201.4	669.1	161.3

	Six months ended December 31,		Pro forma fiscal year ended June 30,	Fiscal year ended June 30,
	2019	2018	2019	2019		2018	2017
	(unaudited)		(unaudited)

Operational and Other Data:
Capital expenditures	$152.2	$81.3	$	$218.1		$176.5	$139.8
EBITDA from operations(1)	245.4	199.0	558.8	499.8		453.5	372.2
Adjusted EBITDA(1)(2)	298.1	245.9	627.4	599.6	(2)	550.7	450.0
Adjusted Net Income(3)	112.5	90.8	269.9	264.9		233.0	185.6

(1)	Management measures operating performance based on consolidated earnings from operations before interest expense, expense/(benefit) for income taxes, and depreciation and amortization (“EBITDA from operations”). EBITDA from operations is not defined under U.S. GAAP and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations.

We believe that the presentation of EBITDA from operations enhances an investor’s understanding of our financial performance. We believe this measure is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business and use this measure for business planning purposes.

In addition, given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of our cost structure. We believe that EBITDA from operations will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures because it eliminates depreciation and amortization expense. We present EBITDA from operations in order to provide supplemental information that we consider relevant for the readers of the consolidated financial statements, and such information is not meant to replace or supersede U.S. GAAP measures. Our definition of EBITDA from operations may not be the same as similarly titled measures used by other companies.

Moreover, under the credit agreement governing our senior secured credit facilities (the “Credit Agreement”), the indenture (the “2024 Indenture”) governing our 4.75% Senior Notes due 2024 issued on December 9, 2016 (the “Euro Notes”), the indenture (the “2026 Indenture”) governing our 4.875% Senior Notes due 2026 issued on October 18, 2017 (the “USD 2026 Notes”), and the indenture (the “2027 Indenture” and, together with the 2024 Indenture and the 2026 Indenture, the “Existing Indentures”) governing our 5.00% Senior Notes due 2027 issued on June 27, 2019 (the “USD 2027 Notes” and together with the Euro Notes and the USD 2026 Notes, the “Senior Notes”), our ability to engage in certain activities, such as incurring certain additional indebtedness, making certain investments, and paying certain dividends, is tied to ratios based on Adjusted EBITDA (which is defined as “Consolidated EBITDA” in the Credit Agreement and “EBITDA” in the Existing Indentures).

Adjusted EBITDA is based on the definitions in the Credit Agreement and in the Existing Indentures governing our notes, is not defined under U.S. GAAP and is subject to important limitations. We have included the calculations of Adjusted EBITDA for the periods presented.

Because not all companies use identical calculations, our presentation of EBITDA from operations and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. EBITDA from operations and Adjusted EBITDA have important limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. For example, EBITDA from continuing operations and Adjusted EBITDA:

•	exclude certain tax obligations that may represent a reduction in cash available to us;

•	do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements, necessary to service our debt interest and principal payments.

In calculating Adjusted EBITDA, we add back certain non-cash, non-recurring, and other items that are included in EBITDA from operations and consolidated net earnings, as required by various covenants in the Credit Agreement and the Existing Indentures. Adjusted EBITDA, among other things:

•	does not include non-cash stock-based employee compensation expense and certain other non-cash charges;

•	does not include cash and non-cash restructuring, severance, and relocation costs incurred to realize future cost savings and enhance our operations;

•	adds back noncontrolling interest expense, which represents the minority investors’ ownership of certain of our consolidated subsidiaries and is therefore not available to us; and

•	includes estimated cost savings that have not yet been fully reflected in our results.

In applying Adjusted EBITDA to determine our ability to engage in the activities described above under the Credit Agreement and the Existing Indentures governing our notes, we are permitted to make further pro forma adjustments in accordance with such agreements.

A reconciliation of net earnings, the most directly comparable U.S. GAAP measure, to EBITDA from operations and Adjusted EBITDA is as follows:

	Six months ended December 31,		Pro forma fiscal year ended June 30,	Fiscal year ended June 30,
	2019	2018	2019	2019	2018	2017
	(unaudited)		(unaudited)
(dollars in millions)
Net earnings	$45.6	$34.6	$116.5	$137.4	$83.6	$109.8
Interest expense, net	71.2	53.6	146.3	110.9	111.4	90.1
Income tax expense(a)	6.1	3.3	6.6	22.9	68.4	25.8
Depreciation and amortization	122.5	107.5	258.7	228.6	190.1	146.5

EBITDA from operations	245.4	199.0	528.1	499.8	453.5	372.2
Equity compensation	26.9	17.5	42.8	33.3	27.2	20.9
Impairment charges and loss on sale of assets	1.5	2.8	5.1	5.1	8.7	9.8
Financing-related expenses and other	0.1	4.2	15.9	15.9	11.8	4.3
U.S. GAAP restructuring and other	1.2	9.8	14.1	14.1	10.2	8.0
Acquisition, integration and other special items	18.6	9.2	33.6	43.6	44.1	25.6
Foreign exchange loss/(gain) (included in other, net)(b)	5.4	3.0	0.5	0.5	(5.0)	9.6
Other adjustments(c)	(1.0)	0.4	(12.7)	(12.7)	0.2	(0.4)

Adjusted EBITDA	$298.1	$245.9	$627.4	$599.6	$550.7	$450.0

(a)	Represents the amount of income tax-related expense recorded within our net earnings that may not result in cash payment or receipt.

(b)	Represents unrealized foreign currency exchange rate (gains)/losses primarily driven by inter-company loans denominated in a currency different from the functional currency of either the borrower or the lender. Inter-company loans are between our entities and do not reflect the ongoing results of our consolidated operations.

(c)	Represents primarily the $12.9 million gain recorded on the change in the estimated fair value of the derivative liability from issuance through June 30, 2019.

(2)

As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant currency basis as one measure to evaluate our performance. In this prospectus supplement, we calculate constant currency by calculating current-year results using prior-year foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP. Unless specifically indicated, our results presented in this prospectus supplement, including EBITDA from continuing operations, Adjusted EBITDA, and Adjusted Net Income are provided taking the impact of foreign exchange into account and not on a constant currency basis.

On a constant currency basis, Adjusted EBITDA for the six months ended December 31, 2019 was $300.2 million, after adjusting for an unfavorable impact of $2.1 million from currency exchange rates. On a constant currency basis, Adjusted EBITDA for fiscal 2019 was $609.8 million, after adjusting for an unfavorable impact of $10.2 million from currency exchange rates.

(3)	Management also measures operating performance based on Adjusted Net Income. Adjusted Net Income is not defined under U.S. GAAP and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations. We believe that the presentation of Adjusted Net Income enhances an investor’s understanding of our financial performance. We believe this measure is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business and we use this measure for business planning purposes. We define Adjusted Net Income as net earnings adjusted for amortization attributable to purchase accounting and adjustments for other cash and non-cash items included in the table below, partially offset by our estimate of the tax effects of such cash and non-cash items. We believe that Adjusted Net Income will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations available to our stockholders. Our definition of Adjusted Net Income may not be the same as similarly titled measures used by other companies.

A reconciliation of net earnings, the most directly comparable U.S. GAAP measure, to Adjusted Net Income is as follows:

	Six months ended December 31,		Pro forma fiscal year ended June 30,	Fiscal year ended June 30,
	2019	2018	2019	2019	2018	2017
	(unaudited)		(unaudited)
(dollars in millions)
Net earnings	$45.6	$34.6	$116.5	$137.4	$83.6	$109.8
Amortization(a)	43.3	37.7	113.6	88.2	62.6	44.3
Equity compensation	26.9	17.5	42.8	33.3	27.2	20.9
Impairment charges and loss on sale of assets	1.5	2.8	5.1	5.1	8.7	9.8
Financing-related expenses	0.1	4.2	15.9	15.9	11.8	4.3
U.S. GAAP restructuring and other	1.2	9.8	14.1	14.1	10.2	8.0
Acquisition, integration and other special items	18.6	9.2	33.6	43.6	44.1	25.6
Foreign exchange loss/(gain) (included in other, net)(b)	5.4	3.0	0.5	0.5	(5.0)	9.6
Other adjustments	(1.0)	0.4	(12.7)	(12.7)	0.2	(0.4)
Estimated tax effect of adjustments(c)	(22.6)	(18.2)	(41.6)	(42.5)	(43.5)	(35.9)
Discrete income tax (benefit)/expense items(d)	(6.5)	(3.4)	(18.0)	(14.5)	(9.4)	(10.4)
Tax law changes provision(e)	—	(6.8)	—	(3.5)	42.5	—

Adjusted Net Income	$112.5	$90.8	$269.9	$264.9	$233.0	$185.6

(a)	Represents the amortization attributable to purchase accounting for previously completed business combinations.

(b)	Represents unrealized foreign currency exchange rate (gains)/losses primarily driven by inter-company loans denominated in a currency different from the functional currency of either the borrower or the lender. Inter-company loans are between our entities and do not reflect the ongoing results of our consolidated operations.

(c)	We computed the tax effect of adjustments to Adjusted Net Income by applying the statutory tax rate in the jurisdictions to the income or expense items that are adjusted in the period presented; if a valuation allowance exists, the rate applied is zero.

(d)	Discrete period income tax expense/(benefit) items are unusual or infrequently occurring items primarily including: changes in judgment related to the realizability of deferred tax assets in future years, changes in measurement of a prior year tax position, deferred tax impact of changes in tax law, and purchase accounting.

(e)	During fiscal 2018, we recorded a net tax charge of $42.5 million as a provisional estimate of the net accounting impact of the 2017 Tax Cuts and Jobs Act. In fiscal 2019, we completed our analysis, as permitted by Staff Accounting Bulletin No. 118, and recorded a reduction of $3.5 million.

Risk factors

Investing in our common stock involves risks. You should carefully consider the risks and uncertainties described below as well as those contained in our SEC Reports, including our consolidated financial statements and the related notes, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. These risks could materially affect our business, results of operations, or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

Risks related to acquisitions

We engage from time to time in acquisitions and other transactions that may complement or expand our business, such as the Paragon Acquisition and the pending MaSTherCell Acquisition. We may not be able to complete such transactions, and such transactions, if executed, pose significant risks, including risks relating to our ability to successfully and efficiently integrate acquisitions or execute on dispositions and realize anticipated benefits therefrom. The failure to execute or realize the full benefits from any such transaction could have a negative effect on our operations.

Our future success may depend in part on opportunities to buy or otherwise acquire rights to other businesses or technologies, such as the MaSTherCell Acquisition, or enter into joint ventures or otherwise enter into strategic arrangements with business partners that could complement, enhance, or expand our current business or offerings and services or that might otherwise offer us growth opportunities. We may face competition from other companies in pursuing acquisitions and similar transactions in the pharmaceutical and biotechnology industry. Our ability to complete transactions may also be limited by applicable antitrust and trade regulation laws and regulations in the U.S. and foreign jurisdictions in which we or the operations or assets we seek to acquire carry on business. To the extent that we are successful in making acquisitions, we may expend substantial amounts of cash, incur debt, or assume loss-making divisions as consideration. We may not be able to complete a desired transaction for reasons including, but not limited to, a failure to secure financing or to satisfy any condition precedent. The MaSTherCell Acquisition is not conditioned upon the closing of this offering. Likewise, the closing of this offering is not conditioned upon the consummation of the MaSTherCell Acquisition, and there can be no assurance that we will consummate the MaSTherCell Acquisition. Investors will not have any right to require us to repurchase, redeem, or repay any share of common stock offered hereby if the MaSTherCell Acquisition is not consummated. Accordingly, even if the MaSTherCell Acquisition is not consummated, the shares of common stock sold in this offering will remain outstanding. See “Summary—Recent developments—Acquisition of MaSTherCell” for more information about the MaSTherCell Acquisition.

Any acquisition that we are able to identify and complete may involve a number of risks, including, but not limited to, the diversion of management’s attention to integrate the acquired business, assets or joint ventures, the possible adverse effects on our operating results during the integration process, the potential loss of customers or employees in connection with the acquisition, delays or reduction in realizing expected synergies, the inaccurate assessment of potential liabilities, unexpected liabilities, and our potential inability to achieve our intended objectives for the transaction. In addition, we may be unable to maintain uniform standards, controls, procedures, and policies, and this may lead to operational inefficiencies.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial data included in this prospectus supplement.

The unaudited pro forma financial data included in this prospectus supplement is presented for illustrative purposes only and is not necessarily indicative of what our actual results of operations would have been for the fiscal year ended June 30, 2019 had the Paragon Acquisition been completed on the date indicated. The unaudited pro forma financial data has been derived from our audited financial statements and Paragon Bioservices, Inc.’s audited and unaudited financial statements, and reflects assumptions and adjustments that are based upon estimates that are subject to change. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this prospectus supplement. The assumptions used in preparing the unaudited pro forma financial data may not prove to be accurate, and other factors may adversely affect our financial condition or results of operations.

Risks related to this offering and ownership of our common stock

Our stock price may change significantly, you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

The trading price of our common stock has been and continues to be volatile. Since shares of our common stock were offered for sale in our initial public offering on July 31, 2014 through January 31, 2020, our common stock price as quoted on the NYSE ranged from $18.92 to $63.36. The trading price of our common stock may be adversely affected due to a number of factors, such as those listed in “Risk Factors—Risks Relating to Our Business and Industry” included in our 2019 Form 10-K and incorporated herein by reference, those listed under the heading “—Risks related to acquisitions” above, and the following:

•	results of operations that vary from the expectations of securities analysts or investors;

•	results of operations that vary from those of our competitors;

•	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts or investors;

•	declines in the market prices of stocks generally, or those of pharmaceutical or other healthcare companies;

•	strategic actions by us or our competitors;

•	announcements by us or our competitors of significant contracts, new products, acquisitions, joint marketing relationships, joint ventures, other strategic relationships, or capital commitments;

•	changes in general economic or market conditions or trends in our industry or markets;

•	changes in business or regulatory conditions or regulatory actions taken with respect to our business or the business of any of our competitors or customers;

•	future sales of our common stock or other securities;

•	investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

•	the public response to press releases or other public announcements by us or third parties, including our filings with or information furnished to the SEC;

•	announcements relating to or developments in litigation;

•	guidance, if any, that we provide to the public, any change in this guidance, or any failure to meet this guidance;

•	the availability of an active trading market for our common stock;

•	changes in the accounting principles we use to record our or our application of these principles to our business; and

•	other events or factors, including those resulting from natural disasters, hostilities, acts of terrorism, geopolitical activity, or responses to these events.

Broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float or trading volume of our common stock is low, and the amount of public float on any given day can vary depending on the individual actions of our stockholders.

Following periods of market volatility, stockholders have been known to institute securities class action litigation in order to recover their resulting losses. If we become involved in securities litigation, it could have a substantial cost and divert resources and the attention of senior management from our business regardless of the outcome of such litigation.

Because we have no plan to pay cash dividends on our common stock for the foreseeable future, a stockholder may not receive any return on an investment in our common stock unless it is sold for a net price greater than that which was paid for it.

We currently intend to retain future earnings, if any, for future operations, expansion, and debt repayment and have no current plan to pay any cash dividend on our common stock for the foreseeable future. Our board of directors has also authorized a stock buyback program that we may use from time to time to purchase shares of our common stock. Any future decision to pay a dividend in respect of our common stock, and the amount and timing of any such dividend, will be at the sole discretion of our board of directors. Our board of directors may take into account, when deciding whether or how to pay a dividend, such factors as they may deem relevant, including general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, possible future alternative deployments of our cash, our future capital requirements, and contractual, legal, tax, and regulatory restrictions and implications on the payment of dividends by us to our holders of shares of our common stock or by our subsidiaries to us. In addition, our ability to pay dividends is limited by covenants in the agreements governing our outstanding indebtedness and may be limited by covenants of any future indebtedness we or our subsidiaries incur. We are further limited in our ability to pay dividends by the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock dated as of May 16, 2019 (as amended, the “Certificate of Designation”), and may be limited by any future issuance of preferred stock. As a result, a holder of a share of our common stock may not receive any return on such investment unless it is sold for a price greater than that which was paid for it, taking into account any applicable commission or other costs of acquisition or sale.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our common stock has been affected in part by the research and reports that industry and financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who cover us downgrade our stock or our industry, change their views regarding the stock of any of our competitors or other healthcare sector companies, or publish inaccurate or unfavorable research about our business, the market price of our common stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Future sales, or the perception of future sales, of our common stock, by us or our existing stockholders could cause the market price for our common stock to decline.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

As of January 30, 2020, 13,640,518 shares of our common stock (including (a) the 13,173,318 shares of common stock into which outstanding shares of our Series A Preferred Stock can be converted at any time after May 17, 2020 (the “As-Converted Shares”) and (b) 453,653 shares of restricted stock and performance-based restricted stock issued pursuant to the equity incentive plans we have established for our employees and non-employee directors), representing approximately 8.5% of the sum of our total outstanding shares of common stock and the As-Converted Shares, are “restricted securities” within the meaning of the SEC’s Rule 144 (“Rule 144”) under the Securities Act of 1933 (the “Securities Act”) and subject to certain restrictions on resale. Restricted securities may be sold in the public market only if they are registered under the Securities Act or are sold pursuant to an exemption from registration such as Rule 144. Pursuant to a registration rights agreement, certain holders of Series A Preferred Stock, and the common stock acquired upon the conversion of the Series A Preferred Stock, subject to certain conditions, may require us to register or otherwise facilitate the sale under the Securities Act of their shares of common stock. Any exercise of their registration rights, or any sale by one or more of them of a substantial number of shares, could cause the then-prevailing market price of our common stock to decline. The shares subject to the registration rights agreement represent approximately 9% of our outstanding shares of common stock.

In addition, as of January 30, 2020, 2,232,015 shares of our common stock may become eligible for sale upon exercise of vested options. A total of 15,600,000 shares of our common stock were reserved for issuance under our 2018 Omnibus Incentive Plan, subject to adjustment for retired and post-June 30, 2018 awards under the prior 2014 Omnibus Incentive Plan. As of January 30, 2020, 11,484,227 shares of our common stock remain available for future issuance under the 2018 Omnibus Incentive Plan. These shares can be sold in the public market upon issuance, subject to restrictions under the securities laws applicable to resales by affiliates.

In connection with this offering, we, our executive officers, and our directors will sign lock-up agreements with the underwriters of this offering that, subject to certain customary exceptions, restrict the sale of shares of our common stock for 30 days (and in the case of the Company, 45 days) following the date of this prospectus supplement. J.P. Morgan Securities LLC may in its sole discretion release all or any portion of the shares of common stock subject to such lock-up agreements.

The market price of shares of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our equity securities that we wish to issue. In the future, we may also issue our securities in connection with investments or acquisitions. The number of shares of our common stock issued or issuable in connection with an investment or acquisition could constitute a material portion of then-outstanding shares of our common stock and may therefore be subject to limitations on issuance of new shares without stockholder approval imposed by the NYSE or to restrictions set forth in the agreements governing our indebtedness, the Certificate of Designation, or the stockholders’ agreement, dated as of May 17, 2019, by and among us and certain funds affiliated with Leonard Green & Partners, L.P. (the “Stockholders’ Agreement”). Any issuance of additional securities in connection with investments, acquisitions, or otherwise may result in dilution to the holders of shares of our common stock.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Certain provisions of our current certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer, or prevent a merger, acquisition, tender offer, takeover attempt, or other change of control transaction that may otherwise be in the best interests of our stockholders, including transactions that might otherwise result in the payment of a premium over the market price for the shares held by our stockholders.

These provisions provide for, among other things:

•	until the provision completely sunsets at our annual meeting in respect of fiscal 2021, a classified board of directors with staggered three-year terms;

•	the ability of our board of directors to issue one or more series of preferred stock;

•

advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings (though our board of directors has implemented shareholder proxy access);

•	certain limitations on convening special stockholder meetings;

•	the removal of directors serving multi-year terms only for cause; and

•

any amendment of certain provisions of our certificate of incorporation only by the affirmative vote of at least 66-2/3% of the shares of common stock entitled to vote generally in the election of directors.

Provisions such as those just described, to the extent that they remain in effect, could make it more difficult for a third party to acquire us, even if the third-party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares.

Forward-looking statements

This prospectus supplement contains or incorporates by reference forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “forward,” “sustain” or the negative version of these words or other comparable words. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.

Some of the factors that may cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements include, but are not limited to, those described under the sections entitled “Risk factors” in this prospectus supplement and the accompanying prospectus, our SEC Reports, and the following:

•	We participate in a highly competitive market, and increased competition may adversely affect our business.

•

The demand for our offerings depends in part on our customers’ research and development and the clinical and market success of their products. Our business, financial condition, and results of operations may be harmed if our customers spend less on, or are less successful in, these activities.

•	We are subject to product and other liability risks that could exceed our anticipated costs or adversely affect our results of operations, financial condition, liquidity, and cash flows.

•	Failure to comply with existing and future regulatory requirements could adversely affect our results of operations and financial condition or result in claims from customers.

•	Failure to provide quality offerings to our customers could have an adverse effect on our business and subject us to regulatory actions or costly litigation.

•	The services and offerings we provide are highly exacting and complex, and, if we encounter problems providing the services or support required, our business could suffer.

•

Our global operations are subject to economic, political and regulatory risks, including the risks of changing regulatory standards or changing interpretations of existing standards, that could affect the profitability of our operations or require costly changes to our procedures.

•	The exit of the United Kingdom (the “U.K.”) from the European Union could have future adverse effects on our operations, revenues, and costs, and therefore our profitability.

•

If we do not enhance our existing or introduce new technology or service offerings in a timely manner, our offerings may become obsolete over time, customers may not buy our offerings, and our revenue and profitability may decline.

•	We and our customers depend on patents, copyrights, trademarks, know-how, trade secrets, and other forms of intellectual property protections, but these protections may not be adequate.

•	Our offerings or our customers’ products may infringe on the intellectual property rights of third parties.

•

Our future results of operations are subject to fluctuations in the costs, availability, and suitability of the components of the products we manufacture, including active pharmaceutical ingredients, excipients, purchased components, and raw materials.

•

Changes in market access or healthcare reimbursement for our customers’ products in the United States (“U.S.”) or internationally, including possible changes to the U.S. Affordable Care Act, could adversely affect our results of operations and financial condition by affecting demand for our offerings or the financial health of our customers.

•

As a global enterprise, fluctuations in the exchange rate of the U.S. dollar, our reporting currency, against other currencies could have a material adverse effect on our financial performance and results of operations.

•

Tax legislative or regulatory initiatives, new interpretations or developments concerning existing tax laws, or challenges to our tax positions could adversely affect our results of operations and financial condition.

•	Our ability to use our net operating loss carryforwards, ex-U.S. tax credit carryforwards and certain other tax attributes may be limited.

•	Changes to the estimated future profitability of the business may require that we establish an additional valuation allowance against all or some portion of our net U.S. deferred tax assets.

•	We are dependent on key personnel whose continued employment and engagement at current levels cannot be assured.

•

We use advanced information and communication systems to run our operations, compile and analyze financial and operational data, and communicate among our employees, customers, and counter-parties, and the risks generally associated with information and communications systems could adversely affect our results of operations. We are continuously working to install new, and upgrade existing, systems and provide employee awareness training around phishing, malware, and other cyber security risks to enhance the protections available to us, but such protections may be inadequate to address malicious attacks or inadvertent compromises of data security.

•

We engage, from time to time in acquisitions and other transactions that may complement or expand our business or divest of non-strategic businesses or assets. We may not be able to complete such transactions, and such transactions, if executed, pose significant risks, including risks relating to our ability to successfully and efficiently integrate acquisitions or execute on dispositions and realize anticipated benefits therefrom. The failure to execute or realize the full benefits from any such transaction could have a negative effect on our operations.

•

Gene therapy is a relatively new and still-developing mode of treatment, dependent on cutting-edge technologies, and our customers’ gene therapies may be perceived as unsafe or may result in unforeseen adverse events. Negative public opinion, continuing research, or increased regulatory scrutiny of gene therapy and its financial cost may damage public perception of the safety, utility, or efficacy of gene therapies and harm our customers’ ability to conduct their business or obtain regulatory approvals for their gene therapy products, and thereby have an indirect, adverse effect on our gene therapy offerings.

•	We are subject to environmental, health, and safety laws and regulations, which could increase our costs and restrict our operations in the future.

•	We are subject to labor and employment laws and regulations, which could increase our costs and restrict our operations in the future.

•

Certain of our pension plans are underfunded, and additional cash contributions we may make to increase the funding level will reduce the cash available for our business, such as the payment of our interest expense.

•

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or in our industry, expose us to interest-rate risk to the extent of our variable-rate debt, and prevent us from meeting our obligations under our indebtedness.

•

Despite our high indebtedness level, we and our subsidiaries will still be able to incur significant additional debt, which could further exacerbate the risks associated with our substantial indebtedness.

•	Our debt agreements contain restrictions that limit our flexibility in operating our business.

•	Despite the limitations in our debt agreements, we retain the ability to take certain actions that may interfere with our ability timely to pay our substantial indebtedness.

•

We may use derivative financial instruments to reduce our exposure to market risks from changes in interest rates on our variable-rate indebtedness or changes in currency exchange rates, and any such instrument may expose us to risks related to counterparty credit worthiness or non-performance of these instruments.

We caution you that the risks, uncertainties, and other factors referenced above may not contain all of the risks, uncertainties, and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct, or (iv) our strategy, which is based in part on this analysis, will be successful. The factors above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus. All forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus apply only as of the date of this prospectus supplement and the accompanying prospectus, or as of the date they were made and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Use of proceeds

We estimate the net proceeds to us from the offering to be $             million (or $             million if the underwriters exercise in full their option to purchase additional shares of common stock), after deducting estimated offering expenses.

Each $1.00 increase (decrease) in the assumed offering price of $61.10 per share, the last reported sale price of our common stock on January 31, 2020, would (decrease) increase the number of shares of common stock to be issued by approximately (0.1) million and approximately 0.1 million, respectively, assuming the aggregate dollar amount of shares of common stock offered by us remains the same.

We estimate that we will use $330.0 million of the net proceeds from this offering to fund the purchase price for the MaSTherCell Acquisition and to pay related fees, costs, and expenses. See “Summary—Recent developments—MaSTherCell Acquisition.” We intend to use the remaining net proceeds, or, if the MaSTherCell Acquisition is not consummated, all of the net proceeds, from this offering (including the net proceeds available from any exercise of the underwriters’ option to purchase additional shares) to repay $100.0 million of outstanding borrowings under the Revolving Credit Facility and for general corporate purposes, which may include capital expenditures. Pending their use, the net proceeds may be invested temporarily in short-term marketable securities or used to reduce outstanding short-term borrowings.

As of January 31, 2020, we had $100.0 million of outstanding borrowings under the Revolving Credit Facility, with a weighted average interest rate of 3.78%. The outstanding borrowings under the Revolving Credit Facility were used to fund an acquisition and provide cash to the balance sheet. The Revolving Credit Facility matures in May 2024.

Certain affiliates of J.P. Morgan Securities LLC and UBS Securities LLC, the underwriters, are revolving lenders under our Revolving Credit Facility and, as such, will each receive a portion of the net proceeds from this offering that are used to repay the outstanding borrowings under the Revolving Credit Facility. As a result of the intended use of proceeds, such affiliate of J.P. Morgan Securities LLC may receive in excess of 5% of the net proceeds from this offering. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in compliance with FINRA Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(B), the appointment of a qualified independent underwriter is not necessary in connection with this offering as a bona fide public market exists in the shares of common stock, as that term is defined in the rule. See “Underwriting (Conflicts of interest)—Conflicts of interest.”

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2019 on:

•	an actual basis; and

•

an as adjusted basis, after giving effect to this offering, the payment of the underwriting discount and estimated expenses and the application of the proceeds from the offering to fund the MaSTherCell Acquisition and the repayment of $100.0 million of outstanding borrowings under the Revolving Credit Facility only, assuming no exercise of the underwriters’ option to purchase additional shares of common stock. The following table does not give effect to any of the potential future debt financing transactions referenced under “Summary—Recent developments—Potential future financing transactions.”

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements in our SEC Reports incorporated by reference herein, as well as “Summary—Recent developments,” “Summary historical and unaudited pro forma financial data,” and “Use of proceeds,” each appearing elsewhere in this prospectus supplement.

	As of December 31, 2019
	Actual	As adjusted
	(unaudited)
(dollars in millions, except per share data)
Cash and cash equivalents (1)(2)	$188.9	$

Debt (including current portion):
Senior secured credit facilities:
Term loans, net (3)	1,268.9		1,268.9
Revolving credit facility (2)	—		—
Notes, net (4)	1,355.5		1,355.5
Deferred purchase consideration (5)	95.9		95.9
Capital leases	174.8		174.8
Other obligations (6)	1.9		1.9

Total debt	2,897.0		2,897.0

Redeemable Preferred Stock, $0.01 par value; 1.0 million shares authorized, actual and as adjusted; 650,000 shares issued and outstanding, actual and as adjusted	606.6		606.6

Stockholders’ equity:
Common stock $0.01 par value; 1.0 billion shares authorized, actual and as adjusted; 146.2 million shares issued and outstanding, actual; million shares issued and outstanding, as adjusted	1.5
Preferred stock $0.01 par value, other than redeemable preferred stock; 99.0 million authorized, actual and adjusted; 0 issued and outstanding, actual and as adjusted	—		—
Additional paid-in capital	2,759.2
Accumulated deficit	(694.0)
Accumulated other comprehensive loss	(350.6)

Total shareholders’ equity	1,716.1

Total capitalization	$4,610.8	$

(1)

On an as adjusted basis, the increase in cash and cash equivalents consists of the estimated cash remaining from the net proceeds from this offering following the use of proceeds to (i) fund the purchase price for the MaSTherCell Acquisition and pay related fees, costs, and expenses, estimated at $330.0 million, and (ii) repay $100.0 million of outstanding borrowings under the Revolving Credit Facility as described in Note 2 below. Amounts related to the MaSTherCell Acquisition, including fees, costs, and expenses are estimated, and the actual amounts may vary from these estimates. See “Use of proceeds.”

(2)	The Revolving Credit Facility provides for availability of $550.0 million and matures in May 2024 or earlier under certain circumstances. As of December 31, 2019, we had no borrowings outstanding under this facility and $6.7 million in outstanding letters of credit that reduced the availability under this facility. As of January 31, 2020, we had $100.0 million of borrowings outstanding under this facility. We intend to use a portion of the net proceeds from this offering to repay in full the $100.0 million of outstanding borrowings under the Revolving Credit Facility. Cash and cash equivalents, on an as adjusted basis, reflects an adjustment to cash and cash equivalents to account for this repayment in full. See “Use of proceeds.”

(3)	The term loans under our senior secured credit facilities consist, as of December 31, 2019, of (i) $932.4 million of U.S. dollar-denominated term loans that mature in May 2026 and (ii) $336.5 million (U.S. dollar equivalent) of euro-denominated term loans that mature in May 2024.

(4)	This amount represents (i) the U.S. dollar equivalent of the €380.0 million aggregate principal amount of our Euro Notes, (ii) $450.0 million aggregate principal amount of our USD 2026 Notes and (iii) $500.0 million aggregate principal amount of our USD 2027 Notes, in each case net of debt issuance costs.

(5)	This amount represents the accreted value of the remaining deferred purchase consideration payable by us in connection with the acquisition of Cook Pharmica LLC in October 2017, the unadjusted value of which is $100.0 million as of December 31, 2019.

(6)	Other obligations consist primarily of loans for equipment and certain working capital obligations.

Unaudited pro forma financial statements

Unless the context otherwise requires, the definitions of terms provided in this “Unaudited pro forma financial statements” section apply solely for purposes of this section. On May 17, 2019, Catalent, Inc. (“Catalent” and, together with its subsidiaries, the “Company”), through its wholly owned subsidiary Catalent Holdco I Inc. (“Merger Sub”), a wholly owned subsidiary of Catalent Pharma Solutions, Inc. (in such capacity, “Buyer,” and otherwise referred to as “Operating Company”), completed its acquisition of Paragon Bioservices, Inc. (“Paragon”), pursuant to the merger of Merger Sub with and into Paragon (the “Merger”), with Paragon continuing as the surviving company in the Merger and as an indirect, wholly owned subsidiary of Buyer.

The acquisition was completed in accordance with the Agreement and Plan of Merger, dated as of April 14, 2019 (as amended, the “Merger Agreement”), by and among Buyer, Merger Sub, Paragon, Pearl Shareholder Representative, LLC, as representative of the Company Securityholders (as defined in the Merger Agreement), and, solely with respect to Sections 4.12 (solely with respect to the Equity Financing (as defined in the Merger Agreement)) and 8.19 of the Merger Agreement, Catalent.

The purchase price was $1.2 billion in cash, subject to customary escrow arrangements and a purchase price adjustment related to, among other things, the amount of Paragon’s working capital (as adjusted, the “Closing Payment”). The Company financed the portion of the Closing Payment due at the closing of the Merger and related fees and expenses with the net proceeds of the Preferred Stock Issuance and the Incremental Dollar Term Loans (each as defined below).

During May 2019, the Company designated 1,000,000 shares of its preferred stock, par value $0.01, as its “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), pursuant to a certificate of designation of preferences, rights, and limitations (as amended, the “Certificate of Designation”) filed with the Delaware Secretary of State, and issued and sold 650,000 shares of the Series A Preferred Stock (the “Preferred Stock Issuance”) for an aggregate purchase price of $650.0 million, to affiliates of Leonard Green & Partners, L.P. (the “Series A Investors”), each share having an initial stated value of $1,000 (as such value may be adjusted in accordance with the terms of the Certificate of Designation, the “Stated Value”). The Series A Preferred Stock ranks senior to the Company’s common stock, par value $0.01 (the “Common Stock”), with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company.

The holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of Common Stock as a single class on an “as-converted” basis and, for so long as the Series A Investors or their successors have the right to designate a nominee for election to the Company’s board of directors pursuant to the terms and conditions of the stockholders’ agreement, dated as of May 17, 2019, by and between the Company and the Series A Investors, have the right to elect one board member voting as a separate class. The holders of a majority of the issued and outstanding shares of Series A Preferred Stock also have veto rights over (a) certain amendments to the Company’s organizational documents that would have an adverse effect on the rights, preferences, privileges, or voting powers of the Series A Preferred Stock; (b) the issuance of senior or pari passu securities; or (c) the incurrence of indebtedness above certain leverage ratios, as set forth in the Certificate of Designation.

Holders of shares of Series A Preferred Stock are also entitled (a) to receive a cumulative annual dividend equal to 5.0% of the Stated Value, payable quarterly in arrears in cash, by increasing the Stated Value, or in a combination thereof, at Catalent’s election, with such rate subject to an increase to 6.5% or 8.0% depending on the price of the Common Stock at the fourth (or in certain cases fifth) anniversary of the initial issuance, as set forth in the Certificate of Designation, and (b) to participate in the distribution of any ordinary dividend on the Common Stock calculated on an as-converted basis.

The Series A Preferred Stock is subject to conversion or redemption under various circumstances, including the right of holders to convert some or all of their shares into shares of Common Stock after May 17, 2020 at a price initially equal to $49.5409 (the “Conversion Price”) and the Company’s right to (x) convert all outstanding shares of Series A Preferred Stock at any time after May 17, 2022 if the average of the volume-weighted average price per share of Common Stock for thirty consecutive trading days exceeds 150% of the then-applicable Conversion Price or (y) redeem all outstanding shares of Series A Preferred Stock at any time after May 17, 2024 at a price per share equal to the Stated Value, plus accrued and unpaid dividends, for cash, shares of Common Stock, or a combination thereof. The Conversion Price is subject to customary anti-dilution and other adjustments. In addition, holders of shares of Series A Preferred Stock are eligible to demand redemption of their shares in the event of a change of control.

In May 2019, Operating Company completed a fourth amendment (the “Fourth Amendment”) to its Amended and Restated Credit Agreement, dated as of May 20, 2014 (as amended through the Fourth Amendment, the “Credit Agreement”). As part of the Fourth Amendment, Operating Company borrowed $950.0 million aggregate principal amount of incremental term B loans (the “Incremental Dollar Term Loans”) and replaced the existing revolving credit commitments of $200.0 million with new revolving credit commitments of $550.0 million (the “Incremental Revolving Credit Commitments”). The Incremental Dollar Term Loans constitute a new class of U.S. dollar-denominated term loans under the Credit Agreement with the same principal terms as the then-existing U.S. dollar-denominated term loans (other than the maturity date) under the Credit Agreement (the “2024 USD Term Loans”). The proceeds of the Incremental Dollar Term Loans were used to pay the fees and expenses related to the Fourth Amendment, a voluntary prepayment of $300.0 million principal amount of previously outstanding 2024 USD Term Loans, and a portion of the Closing Payment. The Incremental Dollar Term Loans will mature at the earlier of (1) May 17, 2026 and (2) the 91st day prior to the maturity of Operating Company’s 4.75% senior unsecured notes due 2024 (the “Euro Notes”) or a permitted refinancing thereof, if on such 91st day any of the Euro Notes remains outstanding. There is a prepayment premium of 1.00% to any principal amount of the Incremental Dollar Term Loans that is subject to a repricing event during the first six-month period after the Fourth Amendment effective date. The Incremental Revolving Credit Commitments constitute revolving credit commitments under the Credit Agreement with the same principal terms as the previously existing revolving credit commitments under the Credit Agreement, except that the maturity date for revolving loans is now the earlier of (1) May 17, 2024 and (2) the 91st day prior to the maturity of any dollar term loans or euro term loans under the Credit Agreement, or any permitted refinancing thereof, if on such 91st day any of such dollar term loans or euro term loans remains outstanding. Under the Credit Agreement, the applicable rate for U.S. dollar-denominated term loans, including the Incremental Dollar Term Loans, is LIBOR (f/k/a the London Interbank Offered Rate, subject to a floor of 1.00%) plus 2.25%, and the applicable rate for euro-denominated term loans is Euribor (the Euro Interbank Offered Rate published by the European Money Markets Institute, subject to a floor of 1.00%) plus 1.75%. The applicable rate for the revolving loans is initially LIBOR plus 2.25%, and such rate can be reduced to LIBOR plus 2.00% in future periods based on a measure of Operating Company’s total leverage ratio. The outstanding euro-denominated term loans under the Credit Agreement will mature in May 2024.

The Preferred Stock Issuance and the Fourth Amendment, including the application of the proceeds of the Incremental Dollar Term Loans as described above, are collectively referred to as the “Financing Transactions.” The Merger and the Financing Transactions are collectively referred to as the “Transactions.”

In addition, Operating Company raised $500.0 million, before fees and expenses, through an offering of U.S. dollar-denominated senior unsecured notes due 2027 (the “USD 2027 Notes”), and the net proceeds were primarily used to repay in full the remaining outstanding borrowings under the 2024 USD Term Loans. In connection with the USD 2027 Notes offering and the Fourth Amendment, the Company incurred $27.0 million of debt discount and third-party financing costs, of which $5.4 million was expensed and recorded in other expense, net in this unaudited pro forma condensed combined statement of operations.

The following unaudited pro forma condensed combined statement of operations for the year ended June 30, 2019 gives effect to the Transactions and the offering of the USD 2027 Notes as if all of them had occurred on July 1, 2018. For the avoidance of doubt, the unaudited pro forma condensed combined statement of operations does not give effect to the MaSTherCell Acquisition or this offering of common stock. Because the Transactions and the offering of the USD 2027 Notes all occurred prior to the end of the Company’s 2019 fiscal year on June 30, 2019, the Company’s audited consolidated financial statements for fiscal 2019 included in Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed August 27, 2019 with the U.S. Securities and Exchange Commission (the “SEC”), includes a balance sheet as of June 30, 2019 that reflects the Transactions and the offering of the USD 2027 Notes.

The Company’s fiscal year ends on June 30, while Paragon’s, prior to the Merger, ended on December 31. Pursuant to Rule 11-02(c)(3) of Regulation S-X under the Securities Act of 1933, as amended, the fiscal years have been conformed to have a fiscal year end of June 30 for the purpose of presenting this unaudited pro forma condensed combined statement of operations, because the two fiscal year ends are separated by more than 93 days.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2019 combines the amounts in the Company’s audited consolidated statement of operations for the year ended June 30, 2019 with the amounts in the unaudited statement of operations of Paragon for the period from July 1, 2018 to May 17, 2019.

The unaudited statement of operations of Paragon for the period from July 1, 2018 to May 17, 2019 was derived by adding the amounts in the unaudited statement of operations of Paragon for the period from April 1, 2019 to May 17, 2019 to the amounts in the unaudited statement of operations for the nine months ended March 31, 2019. The unaudited statement of operations of Paragon for the nine months ended March 31, 2019 was derived by adding the amounts in the unaudited statement of operations of Paragon for the three months ended March 31, 2019 to the amounts in the audited statement of operations of Paragon for the year ended December 31, 2018 and subtracting the amounts in the unaudited statement of operations of Paragon for the six months ended June 30, 2018.

The historical financial data described above is adjusted in the unaudited pro forma condensed combined statement of operations to give effect to those unaudited pro forma adjustments that are (1) directly attributable to the Transactions or the offering of the USD 2027 Notes, (2) factually supportable, and (3) expected to have a continuing impact on the Company’s consolidated operating results. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with the following information:

•	the notes to the unaudited pro forma condensed combined statement of operations set forth herein;

•

the Company’s audited consolidated financial statements as of June 30, 2019 and for the years ended June 30, 2019 and 2018 filed with the SEC as part of its Annual Report on Form 10-K on August 27, 2019, which is incorporated by reference herein;

•

the audited financial statements of Paragon as of and for the year ended December 31, 2018, which are included in the Company’s Current Report on Form 8-K/A filed with the SEC on June 24, 2019, which is incorporated by reference herein; and

•

the unaudited financial statements of Paragon as of and for the three months ended March 31, 2019, which are included in the Company’s Current Report on Form 8-K/A filed with the SEC on June 24, 2019, which is incorporated by reference herein.

Unaudited pro forma condensed combined statement of operations for the year ended June 30, 2019

(dollars in millions, except per share data)

	Catalent, Inc.	Paragon (July 1, 2018 to May 17, 2019) (Note 1)	Reclassification adjustments (a)	Financing transactions and notes offering adjustments		Purchase accounting adjustments		Other pro forma adjustments		Pro forma

Net revenue	$2,518.0	$126.4	$—	$—		$—		$(5.6)	(g)	$2,638.8
Cost of sales	1,712.9	75.5	—	—		1.0	(d),(f)	(5.0)	(g)	1,784.4

Gross margin	805.1	50.9	—	—		(1.0)		(0.6)		854.4
Selling, general, and administrative expenses	512.0	22.2	1.8	—		25.8	(c),(d),(f)	(0.8)	(h)	561.0
Impairment charges and loss on sale of assets	5.1	—	—	—		—		—		5.1
Restructuring and other	14.1	—	—	—		—		—		14.1

Operating earnings	273.9	28.7	(1.8)	—		(26.8)		0.2		274.2
Interest expense, net	110.9	—	4.5	31.9	(b)	(1.0)	(e),(f)	—		146.3
Other (income)/expense, net	2.7	65.1	(6.3)	—		—		(56.7)	(i)	4.8

Earnings from operations before income taxes	160.3	(36.4)	—	(31.9)		(25.8)		56.9		123.1
Income tax expense/ (benefit)	22.9	(16.1)	—	—		—		(0.2)	(j)	6.6

Net earnings	$137.4	$(20.3)	$—	$(31.9)		$(25.8)		$57.1		$116.5

Earnings per share

Basic
Net earnings	$0.92									$0.54	(k)

Diluted
Net earnings	$0.90									$0.53	(k)

See accompanying notes to the unaudited pro forma condensed combined statement of operations.

Notes to the unaudited pro forma condensed combined statement of operations

Note 1—Basis of presentation

The historical consolidated financial statements of Catalent and the historical financial statements of Paragon were each prepared in accordance with accounting principles generally accepted in the United States of America and are shown in U.S. dollars.

As Paragon’s pre-Merger fiscal year of December 31 differed from Catalent’s fiscal year of June 30, in order for the pro forma results to be comparable to Catalent’s, the amounts in the Paragon statement of operations for the period from July 1, 2018 (the beginning of Catalent’s fiscal year) to May 17, 2019 (the date of the Merger) were calculated as follows:

(in millions)	Three months ended March 31, 2019	+	Year ended December 31, 2018	-	Six months ended June 30, 2018	=	Nine months ended March 31, 2019	+	Period from April 1, 2019 to May 17, 2019	=	Period from July 1, 2018 to May 17, 2019

Net revenue	$34.1		$101.1		$42.9		$92.3		$34.1		$126.4
Cost of sales	19.6		71.7		30.6		60.7		14.8		75.5

Gross margins	14.5		29.4		12.3		31.6		19.3		50.9
Selling, general and administrative	7.3		16.0		6.8		16.5		5.7		22.2
Impairment charges and (gain) loss on sale of assets	—		—		—		—		—		—
Restructuring and other	—		—		—		—		—		—

Operating earnings	7.2		13.4		5.5		15.1		13.6		28.7
Other (income)/expense, net	3.2		7.7		4.7		6.2		58.9		65.1

Earnings from operations before income taxes	4.0		5.7		0.8		8.9		(45.3)		(36.4)
Income tax expense/(benefit)	0.9		(5.7)		—		(4.8)		(11.3)		(16.1)

Net earnings	$3.1		$11.4		$0.8		$13.7		$(34.0)		$(20.3)

Note 2—Financing Transactions and USD 2027 Notes offering adjustments

As described earlier in this section, the Company financed the Closing Payment and related fees and expenses with the net proceeds of the Financing Transactions. Net proceeds from the Preferred Stock Issuance approximated $646.3 million. Net proceeds from the Incremental Dollar Term Loans approximated $932.0 million, of which $632.0 million was used to finance a portion of the Closing Payment.

The Company used the gross proceeds of $500.0 million from the offering of the USD 2027 Notes to (i) repay in full the outstanding borrowings under the 2024 USD Term Loans of $479.0 million, plus accrued and unpaid interest, (ii) pay fees and expenses of the offering of $9.4 million, and (iii) provide cash on its balance sheet of $11.6 million. See Note 4(b) below.

Note 3—Conforming accounting policies

Effective July 1, 2018, the Company adopted Financial Accounting Standards Board Accounting Standards Update 2014-09, Revenue from Contracts with Customers, which was codified as Accounting Standards Codification 606 (“ASC 606”), using the modified retrospective approach applied to contracts that were not completed as of the effective date.

Prior to the Merger, Paragon was not required to adopt ASC 606 until January 1, 2019. However, as a result of the Merger and for purposes of preparing the unaudited pro forma condensed combined statement of operations, adjustments to Paragon’s results are included as if it had adopted ASC 606 effective July 1, 2018 to conform to the Company’s adoption date. Paragon’s deemed adoption of ASC 606 as of July 1, 2018 resulted in decreases in net revenue and cost of sales of $5.6 million and $5.0 million, respectively, which are reflected in the unaudited pro forma condensed combined statement of operations. See Note 4(g) below.

Note 4—Pro forma adjustments

The adjustments described below are alphabetically identified in the footnotes of the unaudited pro forma condensed combined statement of operations. This note should be read in conjunction with Note 1—Basis of Presentation, Note 2—Financing Transactions and Offering Adjustments, and Note 3—Conforming Accounting Policies.

(a)	Represents reclassifications to conform Paragon’s results to the Company’s basis of presentation for its audited consolidated statement of operations, which have no effect on the net earnings of Paragon and relate to other (income)/expense of $6.3 million, which were reclassified as follows:

i.	$4.5 million was reclassified to interest expense, net; and

ii.	$1.8 million was reclassified to selling, general, and administrative expenses.

(b)	Represents the adjustments to interest expense totaling $31.9 million in connection with the Incremental Dollar Term Loans, the non-cash amortization of the initial discount, debt issuance and other associated finance costs, the offering of the USD 2027 Notes, and the related repayment of the 2024 USD Term Loans, calculated as follows:

i.	An increase of $27.3 million related to interest on the Incremental Dollar Term Loans;

ii.	An increase of $2.3 million related to the amortization of an aggregate $13.1 million of original issue discount and debt issuance costs incurred in connection with the Incremental Dollar Term Loans;

iii.	An increase of $22.3 million related to interest on the proceeds raised by the offering of the USD 2027 Notes; and

iv.	A decrease of $20.0 million related to the elimination of interest on the 2024 USD Term Loans.

(c)

Represents expense from amortizing intangible assets resulting from the Merger. The intangible assets include commercial customer relationships with an estimated useful life of 15 years, development customer relationships with an estimated useful life of 11 years, and trade names with an estimated useful life of 5 years, which are being amortized on a straight-line basis. The estimated useful life was determined based on a review of the period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated, and management’s view based on historical experience with similar assets. Total pro forma amortization expense recorded for the year ended June 30, 2019 was $25.4 million. A 10% increase/decrease in the estimated fair value of intangibles will increase/decrease amortization by $2.5 million for the year ended June 30, 2019.

(d)	Represents a net adjustment to depreciation expense of $0.7 million related to the preliminary estimated fair value of the property, plant, and equipment acquired in the Merger representing an increase of $0.5 million and $0.2 million to cost of sales and selling, general, and administrative expenses, respectively.

(e)	Represents the elimination of interest expense due to the paydown of Paragon’s indebtedness upon the Merger of $2.5 million, which is assumed to occur on July 1, 2018.

(f)	Represents adjustments to amortization expense and interest expense as a result of adjusting the historical book value of Paragon’s capital leases to the preliminary estimated fair value, calculated as:

i.	An increase to cost of sales of $0.5 million;

ii.	An increase to selling, general, and administrative expenses of $0.2 million; and

iii.	An increase to interest expense, net of $1.5 million.

(g)	Represents the impact of Paragon’s deemed adoption of ASC 606 as of July 1, 2018, resulting in a decrease in net revenue and cost of sales of $5.6 million and $5.0 million, respectively.

(h)	Represents an adjustment to stock-based compensation expense of $9.2 million related to the incremental expense directly attributable to the Merger that is expected to have a recurring impact over four years and Catalent nonrecurring transaction costs of $(10.0) million directly attributable to the Transactions, which have been eliminated.

(i)	Represents Paragon nonrecurring transaction costs of $(56.7) million directly attributable to the Transactions, which have been eliminated.

(j)	Represents an adjustment to income tax expense/(benefit) of $(0.2) million resulting from tax-affecting the pro forma adjustments at the Company’s U.S. statutory tax rate of 25%, which includes the federal tax rate of 21% and state-blended rate of 4%. No further pro forma adjustment was made to this pro forma income tax benefit which reflects a release of a tax valuation allowance by Paragon which is not directly related to the Merger or the Financing Transactions. The reversal of the valuation allowance and its impact on the effective tax rate is not considered to be representative of the income taxes of the combined organization on a go-forward basis.

(k)	Basic and diluted net earnings per share (“EPS”) are each calculated using the two-class method by dividing adjusted pro forma net earnings by the weighted average shares outstanding and diluted weighted average shares outstanding. Pro forma net earnings are adjusted for the Series A Preferred Stock cumulative dividend and are divided by the weighted average shares of Common Stock outstanding (without assuming conversion of the Series A Preferred Stock) for purposes of calculating basic EPS. For diluted EPS, the denominator includes the weighted average number of basic shares of Common Stock and the number of additional shares of Common Stock that would have been outstanding if the potential shares of Common Stock that were dilutive had been issued, and is calculated using either the two-class, treasury stock or if-converted method, whichever is more dilutive. In computing diluted EPS, the average stock price for the period is used in determining the number of shares of Common Stock assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares to the extent their effect would be anti-dilutive.

Material U.S. federal income and estate tax consequences to non-U.S. holders of our common stock

The following is a summary of the material U.S. federal income and estate tax consequences to a non-U.S. holder (as defined below) of the ownership and disposition of our common stock as of the date hereof, but does not purport to be a complete analysis of all potential tax consequences. Except where noted, this summary deals only with common stock that is held as a capital asset (i.e., generally, an asset held for investment purposes).

A “non-U.S. holder” means a beneficial owner of our common stock that is not for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an entity or arrangement treated as a partnership for U.S. federal income tax purposes;

•	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person” (within the meaning of the Code).

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury regulations, administrative rulings, and judicial decisions as of the date hereof. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the IRS will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with other U.S. federal tax laws (including the Medicare tax on certain investment income) or any foreign, state, local, or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, this summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including, but not limited to, a holder that is a partnership or other pass-through entity for U.S. federal income tax purposes, a non-U.S. holder that is a bank, financial institution, insurance company, tax-exempt or government organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, long-term resident of the United States, person subject to the alternative minimum tax, controlled foreign corporation, corporation that accumulates earnings to avoid U.S. federal income tax, tax-qualified retirement plan, passive foreign investment company, a non-U.S. holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle, synthetic security or other risk reduction strategy, a non-U.S. holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation, a non-U.S. holder that is deemed to sell our common stock under the constructive sale provisions of the Code, a non-U.S. holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock, or an accrual method taxpayer for U.S. federal income tax purposes required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner of a partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. If you are a partnership, or a partner of a partnership, holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction or any applicable income tax treaty.

Dividends

Distributions of cash or property that we pay on our common stock (if any) will be treated as taxable dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among each share of common stock with respect to which the distribution is paid and will be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our common stock, and thereafter will be treated as capital gain from a sale or other disposition of our common stock as described below in “—Gain on disposition of common stock.” Your adjusted tax basis in your shares of our common stock generally is the purchase price of the shares, reduced (but not below zero) by any such tax-free returns of capital. Subject to the discussions of backup withholding and additional withholding requirements below, dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the non-U.S. holder) generally are not subject to U.S. federal withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends generally are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a non-U.S. holder treated as a corporation for U.S. federal income tax purposes may be subject to an additional “branch profits tax” on its effectively connected earnings and profits at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable income tax treaty rate or avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable Internal Revenue Service (“IRS”) Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A non-U.S. holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “Information reporting and backup withholding” and “Additional withholding requirements.”

Gain on disposition of common stock

Subject to the discussions of backup withholding and additional withholding requirements below, any gain realized on the sale, exchange, or other taxable disposition of our common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the non-U.S. holder held our common stock.

A non-U.S. holder described in the first bullet point immediately above generally will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates applicable to such holder if it were a United States person as defined under the Code. In addition, if a non-U.S. holder described in the first bullet point immediately above is a corporation for U.S. federal income tax purposes, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

An individual non-U.S. holder described in the second bullet point immediately above generally will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes. However, because the determination of whether we are a “United States real property holding corporation” is made from time to time and depends on the relative fair market value of our assets, there can be no assurance in this regard. Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market values of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). For this purpose, real property interests include land, improvements, and associated personal property. If we are or become a “United States real property holding corporation,” so long as our common stock continues to be “regularly traded on an established securities market” (within the meaning of applicable U.S. Treasury regulations), only a non-U.S. holder who holds or held directly, indirectly, or constructively (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to U.S. federal income tax on the disposition of our common stock in the same manner as gain that is effectively connected with a trade or business of the non-U.S. holder in the United States, except that the branch profits tax generally will not apply. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “Information reporting and backup withholding” and “Additional withholding requirements.”

Federal estate tax

Common stock owned (or treated as owned) by an individual who is not a U.S. citizen or resident (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information reporting and backup withholding

The applicable withholding agent generally will be required to report annually to the IRS and to each non-U.S. holder the amount of dividends on our common stock paid to such non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable treaty or agreement.

A non-U.S. holder will be subject to backup withholding (currently at a rate of 24%) for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code) on a properly executed IRS Form W-8, or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. holders should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular circumstances, including the procedure for claiming any applicable exemption.

Additional withholding requirements

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid (and constructive dividends deemed paid) on our common stock) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). Under recently proposed U.S. Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and/or its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons, or in each case, such foreign entity otherwise qualifies for an exemption. Accordingly, the entity through which a non-U.S. holder holds its common stock will affect the determination of whether such withholding is required. A payee that is a foreign financial institution located in a jurisdiction that has an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders are encouraged to consult their tax advisors regarding FATCA.

Underwriting (Conflicts of interest)

J.P. Morgan Securities LLC and UBS Securities LLC are acting as the underwriters for this offering (collectively, the “underwriters”). Under the terms and subject to the conditions in an underwriting agreement, dated the date of this prospectus supplement, between us and the underwriters, J.P. Morgan Securities LLC has agreed to purchase                shares of our common stock and UBS Securities LLC has agreed to purchase                shares of our common stock.

The underwriters are offering the shares of common stock subject to their acceptance of the shares from us. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters are purchasing the shares of common stock from us at a price of $                per share (representing $                 million of proceeds (or $                million of proceeds if the underwriter’s option to purchase additional shares as described below is exercised in full), in each case, before estimated offering expenses). The underwriters may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NYSE, in the over-the-counter market, or to dealers in negotiated transactions, or in a combination of such methods of sale or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares and the price at which the underwriters sell shares may be deemed underwriting compensation. Sales of shares made outside of the United States may be made by affiliates of the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to                additional shares of common stock at a price of $                per share. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions contained in the underwriting agreement, to purchase about the same percentage of the additional shares of common stock as the number set forth above bears to the total number of shares of common stock to be sold in this offering.

The estimated offering expenses payable by us, exclusive of the underwriting discount referred to above, are approximately $                .

Our common stock is listed on the NYSE under the symbol “CTLT.”

We and all directors and executive officers have agreed that, without the prior written consent of J.P. Morgan Securities LLC, we and they will not, during the period ending 30 days (and in the case of the Company, 45 days) after the date of this prospectus supplement (the “restricted period”):

•

offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of any shares of our common stock, including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities; or

•

enter into any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such person’s shares even if such shares would be disposed by someone other than such person; whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. We have also agreed not to file, or publicly disclose the intention to file, any registration statement with the SEC relating to the offering of any securities that are substantially similar to the shares (except for any registration statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan) including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities.

The restrictions described in the immediately preceding paragraph do not apply to:

•	the sale of shares pursuant to the underwriting agreement; or

•

the issuance by us of shares of common stock or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus supplement of which J.P. Morgan Securities LLC has been advised in writing; or

•

the issuance by us of shares or any such substantially similar securities pursuant to employee incentive plans existing as of the date of the underwriting agreement (including, for the avoidance of doubt, the 2018 Omnibus Incentive Plan); or

•

the issuance by us of up to 5% of the outstanding shares of the common stock or any such substantially similar securities in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto; or

•

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfer occurs under such plan during the restricted period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in our periodic reports to the effect that our directors and officers may enter into such trading plans from time to time, except that our executive officers may transfer or sell shares pursuant to trading plans that are entered into and in existence prior to this offering; provided, that (x) any such pre-existing trading plan may not be amended or modified during the restricted period, and (y) in the case of any such transfer or sale under only such pre-existing trading plans, any public reports or filings (including filings under Section 16(a) of the Exchange Act) that shall be required to be made or voluntarily made shall clearly indicate in the footnotes that such sale was made pursuant to a pre-existing trading plan established pursuant to Rule 10b5-1 under the Exchange Act; or

•

the transfer by a security holder of shares of common stock or any securities convertible into, exchangeable for, exercisable for, or that represent the right to receive common stock (i) by will or intestacy, (ii) as a bona fide gift or gifts, (iii) to any trust, partnership, limited liability company, or other entity for the direct or indirect benefit of such holder or the immediate family of such holder (for purposes of this subclause (iii), “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) pursuant to an order of a court or regulatory agency, (vii) from an executive officer to us upon death, disability, or termination of employment of such executive officer, (viii) in connection with transactions by any person other than us relating to common stock acquired in open market transactions after the completion of the offering, provided that in the case of this clause (viii) no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of the common stock shall be required or shall be voluntarily made during the restricted period or any extension thereof, (ix) to us (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares of common stock granted by us pursuant to any employee benefit plans or arrangements described herein, where any shares of common stock received by such person upon any such exercise will be subject to the terms of the lock-up agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares of common stock or the vesting of any restricted stock awards granted by us pursuant to employee benefit plans or arrangements described herein, in each case on a “cashless” or “net exercise” basis, where any shares of common stock received by such holder upon any such exercise or vesting will be subject to the terms of the lock-up agreement, and/or (x) with the prior written consent of J.P. Morgan Securities LLC; provided that: (1) in the case of each transfer or distribution (a) pursuant to clauses (ii) through (v) and clause (vii) above, each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (b) pursuant to clauses (i) through (v) and clause (vii) above, any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and (2) in the case of each transfer or distribution (a) pursuant to clauses (i) through (v) and clause (ix) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of common stock shall be required or shall be voluntarily made during the restricted period or any extension thereof (a) such holder will provide J.P. Morgan Securities LLC prior written notice informing them of such report or filing and (b) pursuant to (x) clauses (ii) through (v) and clause (ix) above, such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and (y) clause (ix) above, such report or filing shall clearly indicate in the footnotes thereto that such sale or withholding was solely pursuant to the circumstances described in clause (ix) above; or

•

the exercise of any option or warrant to acquire common stock or the conversion or exchange of any security that is convertible into or exchangeable for common stock, provided any shares of stock received by such holder upon any such exercise, conversion, or exchange will be subject to the terms of the lock-up agreement.

J.P. Morgan Securities LLC in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters may close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock.

The underwriters have advised us that, pursuant to Regulation M under the Securities Act of 1933, they may also engage in other activities that stabilize, maintain, or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market, or otherwise.

In connection with the offering of the shares of our common stock, J.P. Morgan Securities LLC or any person acting for it may effect transactions with a view to supporting the market price of the shares of our common stock at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilizing manager or any of its agents to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters participating in this offering. The underwriters may agree to allocate a number of shares of common stock for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters which may make internet distributions on the same basis as other allocations.

Other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

The underwriters and/or their respective affiliates are agents and/or lenders under our senior secured credit facilities, for which they have received in the past, and expect to receive in the future, customary compensation in connection therewith. In addition, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, an underwriter of this offering, has made a commitment to us under the Commitment Letter with respect to the Incremental Commitment. The Incremental Commitment will be reduced on a dollar-for-dollar basis by the gross proceeds we receive on or after the date of the Commitment Letter and on or prior to the funding of the Incremental Commitment or the termination thereof of any debt securities issued by us, incremental commitments under our senior secured credit facilities, or issuance of shares of common stock by Catalent, Inc., including this offering of shares of common stock or pursuant to any of the potential future financing transactions described under “Summary—Recent developments—Potential future financing transactions.” See “Summary—Recent developments—Debt commitment letter.”

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of interest

Certain affiliates of J.P. Morgan Securities LLC and UBS Securities LLC, the underwriters, are revolving lenders under our Revolving Credit Facility and, as such, will each receive a portion of the net proceeds from this offering that are used to repay the outstanding borrowings under the Revolving Credit Facility. As a result of the intended use of proceeds, such affiliate of J.P. Morgan Securities LLC may receive in excess of 5% of the net proceeds from this offering. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being con-ducted in compliance with FINRA Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(B), the appointment of a qualified independent underwriter is not necessary in connection with this offering as a bona fide public market exists in the shares of common stock, as that term is defined in the rule. See “Use of proceeds.”

Selling restrictions

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no share of our common stock has been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock, which prospectus has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares of our common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity that is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstance falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, (1) the expression an “offer to the public” in relation to any share of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any share of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any share of our common stock, and (2) the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The selling restriction set forth in this “—Selling restrictions—European Economic Area” is in addition to any other selling restriction set out below that may be applicable.

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no

advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Legal matters

The validity of the shares of common stock will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

Experts

The consolidated financial statements of Catalent, Inc. appearing in Catalent, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2019, and the effectiveness of Catalent, Inc.’s internal control over financial reporting as of June 30, 2019 (excluding the internal control over financial reporting of Paragon), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Catalent, Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Paragon from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the financial statements of Paragon Bioservices, Inc. for the year ended December 31, 2018, which is included in our Current Report on Form 8-K/A filed on June 24, 2019, as set forth in their report, which is incorporated by reference in this prospectus supplement. The audited financial statements of Paragon Bioservices, Inc. are incorporated by reference in reliance on Ernst & Young LLP’s report given on their authority as experts in accounting and auditing.

Where you can find more information

This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. For further information about us and our securities, we refer you to the registration statement and to its exhibits. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our SEC filings may also be found in the “Investors” section of our website at www.catalent.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or any registration statement of which it forms a part (except for our SEC filings expressly incorporated by reference in this prospectus supplement).

Information incorporated by reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed with the SEC pursuant to

Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement (in each case, other than information that is deemed, under SEC rules, not to have been filed):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2019;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2019 and December 31, 2019;

•

our Definitive Proxy Statement on Schedule 14A, filed on September 20, 2019 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019);

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on July 31, 2014, including all amendments and reports filed for the purpose of updating such description; and

•

our current report on Form 8-K/A filed on June 24, 2019 and our current reports on Form 8-K filed on September  13, 2019, November 5, 2019 (but excluding Item  2.02 and Exhibit 99.1), and February 3, 2020 (but excluding Item 2.02, Item 7.01, Exhibit 99.1 and Exhibit 99.2).

Any statement made in this prospectus supplement or in the accompanying prospectus or in a document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You can obtain any of the filings incorporated by reference into this prospectus supplement and the accompanying prospectus through us or from the SEC. See “Where you can find more information.” We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus. You should direct requests for those documents to:

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

Attn: Corporate Secretary

Tel.: (732) 537-6200

Email: CorpSec@catalent.com

Our reports and documents incorporated by reference into this prospectus supplement or the accompanying prospectus may also be found in the “Investors” section of our website at www.catalent.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or any registration statement of which it forms a part.

Prospectus

Catalent, Inc.

Common Stock

Preferred Stock

We may offer and sell from time to time shares of our common stock or preferred stock.

We will determine when we sell shares of our common stock or preferred stock, which may be sold on a continuous or delayed basis directly, to or through underwriters, broker-dealers or agents as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any underwriter, broker-dealer and agent reserve the right to reject, in whole or in part, any proposed purchase of shares of our common stock or preferred stock. If any underwriter, broker-dealer or agent is involved in the sale of shares of our common stock or preferred stock, the applicable prospectus supplement will set forth any applicable discount, commission, concession or fee payable to them.

Each time that we sell shares of our common stock or preferred stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering and the shares of our common stock or preferred stock being offered, including the prices and our net proceeds from the sales of those shares of our common stock or preferred stock. The prospectus supplement or free writing prospectus may also add, update, change or clarify information contained in or incorporated by reference in this prospectus. This prospectus may not be used to sell shares of our common stock or preferred stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus, together with any document we incorporate by reference, before you invest in our common stock or preferred stock.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “CTLT.” Unless stated otherwise in a prospectus supplement or a free writing prospectus, none of the preferred stock offered hereby will be listed on any securities exchange.

Investing in our common stock or preferred stock involves risks. You should carefully consider the risk  factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed to be incorporated by reference in this prospectus and in any applicable prospectus supplement before investing in our common stock or preferred stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 13, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using an “automatic shelf” registration process. Under this process, we may, from time to time, offer and/or sell shares of our common stock or preferred stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of our common stock and preferred stock that we may offer. Each time we sell shares of our common stock or preferred stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering and the shares of our common stock or preferred stock being offered, including the prices and our net proceeds from the sales of those shares of common stock or preferred stock. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed to be incorporated by reference in this prospectus before making an investment in our common stock or preferred stock. See “Information Incorporated by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed to be incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus. We have not authorized anyone to give you different information, and if you are given any information that is not contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Except where the context requires otherwise, references in this prospectus to “Catalent,” the “Company,” “we,” “us,” and “our” refer to Catalent, Inc., together with its consolidated subsidiaries. In this prospectus, when we refer to our fiscal years, we say “fiscal” and the year number, as in “fiscal 2019,” which refers to our fiscal year ended June 30, 2019. We refer in this prospectus to our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 as our “2019 Form 10-K.”

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement (including the information incorporated or deemed to be incorporated by reference herein and therein) and any free writing prospectus that we may provide to you in connection with an offering of our common stock or preferred stock contain forward-looking statements that reflect our current views with respect to, among other things, the markets in which we operate and our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “forward,” “sustain” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the heading “Risk Factors” in the 2019 Form 10-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included, incorporated by reference or deemed to be incorporated by reference in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

TRADEMARKS AND SERVICE MARKS

We have U.S. or foreign registration in the following marks, among others: Catalent®, Clinicopia®, CosmoPod®, Easyburst®, FastChain®, Follow the Molecule®, Galacorin®, GPEx®, Liqui-Gels®, OmegaZero®, OptiDose®, OptiForm®, OptiGel®, OptiGel® Bio, OptiMelt®, OptiShell®, Paragon Bioservices®, Pharmatek®, RP Scherer®, SMARTag®, SupplyFlex®, Vegicaps®, and Zydis®. This prospectus also includes trademarks and trade names owned by other parties, and these trademarks and trade names are the property of their respective owners. We use certain other trademarks and service marks, including FlexDose™, Manufacturing Miracles™, OneBioSM, OneBio SuiteSM, OptiPact™, PEEL-ID™, Savorgel™, Softdrop™, and Zydis Ultra™ on an unregistered basis in the United States and abroad.

Solely for convenience, the trademarks, service marks and trade names identified in or incorporated by reference in this prospectus may appear without the ®, SM, and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, and trade names.

OUR COMPANY

We are the leading global provider of advanced delivery technologies and development solutions for drugs, biologics, and consumer health products. With over 85 years serving the industry, we have proven expertise in bringing more customer products to market faster, enhancing product performance, and ensuring reliable clinical and commercial product supply. We employ over 12,000 people, including approximately 2,400 scientists and technicians, at 39 facilities across five continents and in fiscal 2019 generated $2.5 billion in annual revenue.

For a description of our business, financial condition, results of operations, and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Catalent, Inc. is a Delaware corporation. Our principal executive offices are located at 14 Schoolhouse Road, Somerset, New Jersey 08873, and our telephone number is (732) 537-6200. We maintain a website at www.catalent.com. The information contained on or accessible through our website neither constitutes part of this prospectus nor is incorporated by reference in this prospectus.

RISK FACTORS

Investing in our common stock or preferred stock involves risks. You should carefully consider the risks and uncertainties discussed in our 2019 Form 10-K, which is incorporated by reference in this prospectus, under the caption “Risk Factors,” as well as other risks and uncertainties discussed under this caption or any similar caption in the other documents that we file with the SEC on or after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of our common stock or preferred stock pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our common stock or preferred stock to decline. You could lose all or part of your investment.

USE OF PROCEEDS

The use of proceeds from the sale of shares of our common stock or preferred stock by us will be specified in the applicable prospectus supplement.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unless the context otherwise requires, the definitions of terms provided in this “Unaudited Pro Forma Financial Statements” section apply solely for purposes of this section. On May 17, 2019, Catalent, Inc. (“Catalent” and, together with its subsidiaries, the “Company”), through its wholly owned subsidiary Catalent Holdco I Inc. (“Merger Sub”), a wholly owned subsidiary of Catalent Pharma Solutions, Inc. (in such capacity, “Buyer,” and otherwise referred to as “Operating Company”), completed its acquisition of Paragon Bioservices, Inc. (“Paragon”), pursuant to the merger of Merger Sub with and into Paragon (the “Merger”), with Paragon continuing as the surviving company in the Merger and as an indirect, wholly owned subsidiary of Buyer.

The acquisition was completed in accordance with the Agreement and Plan of Merger, dated as of April 14, 2019 (as amended, the “Merger Agreement”), by and among Buyer, Merger Sub, Paragon, Pearl Shareholder Representative, LLC, as representative of the Company Securityholders (as defined in the Merger Agreement), and, solely with respect to Sections 4.12 (solely with respect to the Equity Financing (as defined in the Merger Agreement)) and 8.19 of the Merger Agreement, Catalent.

The purchase price was $1.2 billion in cash, subject to customary escrow arrangements and a purchase price adjustment related to, among other things, the amount of Paragon’s working capital (as adjusted, the “Closing Payment”). The Company financed the portion of the Closing Payment due at the closing of the Merger and related fees and expenses with the net proceeds of the Preferred Stock Issuance and the Incremental Dollar Term Loans (each as defined below).

During May 2019, the Company designated 1,000,000 shares of its preferred stock, par value $0.01, as its “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), pursuant to a certificate of designation of preferences, rights, and limitations (as amended, the “Certificate of Designation”) filed with the Delaware Secretary of State, and issued and sold 650,000 shares of the Series A Preferred Stock (the “Preferred Stock Issuance”) for an aggregate purchase price of $650.0 million, to affiliates of Leonard Green & Partners, L.P. (the “Series A Investors”), each share having an initial stated value of $1,000 (as such value may be adjusted in accordance with the terms of the Certificate of Designation, the “Stated Value”). The Series A Preferred Stock ranks senior to the Company’s common stock, par value $0.01 (the “Common Stock”), with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company.

The holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of Common Stock as a single class on an “as-converted” basis and, for so long as the Series A Investors or their successors have the right to designate a nominee for election to the Company’s board of directors pursuant to the terms and conditions of the stockholders’ agreement, dated as of May 17, 2019, by and between the Company and the Series A Investors, have the right to elect one board member voting as a separate class. The holders of a majority of the issued and outstanding shares of Series A Preferred Stock also have veto rights over (a) certain amendments to the Company’s organizational documents that would have an adverse effect on the rights, preferences, privileges, or voting powers of the Series A Preferred Stock; (b) the issuance of senior or pari passu securities; or (c) the incurrence of indebtedness above certain leverage ratios, as set forth in the Certificate of Designation.

Holders of shares of Series A Preferred Stock are also entitled (a) to receive a cumulative annual dividend equal to 5.0% of the Stated Value, payable quarterly in arrears in cash, by increasing the Stated Value, or in a combination thereof, at Catalent’s election, with such rate subject to an increase to 6.5% or 8.0% depending on the price of the Common Stock at the fourth (or in certain cases fifth) anniversary of the initial issuance, as set forth in the Certificate of Designation, and (b) to participate in the distribution of any ordinary dividend on the Common Stock calculated on an as-converted basis.

The Series A Preferred Stock is subject to conversion or redemption under various circumstances, including the right of holders to convert some or all of their shares into shares of Common Stock after May 17, 2020 at a price initially equal to $49.5409 (the “Conversion Price”) and the Company’s right to (x) convert all outstanding shares of Series A Preferred Stock at any time after May 17, 2022 if the average of the volume-weighted average price per share of Common Stock for thirty consecutive trading days exceeds 150% of the then-applicable

Conversion Price or (y) redeem all outstanding shares of Series A Preferred Stock at any time after May 17, 2024 at a price per share equal to the Stated Value, plus accrued and unpaid dividends, for cash, shares of Common Stock, or a combination thereof. The Conversion Price is subject to customary anti-dilution and other adjustments. In addition, holders of shares of Series A Preferred Stock are eligible to demand redemption of their shares in the event of a change of control.

In May 2019, Operating Company completed a fourth amendment (the “Fourth Amendment”) to its Amended and Restated Credit Agreement, dated as of May 20, 2014 (as amended through the Fourth Amendment, the “Credit Agreement”). As part of the Fourth Amendment, Operating Company borrowed $950.0 million aggregate principal amount of incremental term B loans (the “Incremental Dollar Term Loans”) and replaced the existing revolving credit commitments of $200.0 million with new revolving credit commitments of $550.0 million (the “Incremental Revolving Credit Commitments”). The Incremental Dollar Term Loans constitute a new class of U.S. dollar-denominated term loans under the Credit Agreement with the same principal terms as the then-existing U.S. dollar-denominated term loans (other than the maturity date) under the Credit Agreement (the “2024 USD Term Loans”). The proceeds of the Incremental Dollar Term Loans were used to pay the fees and expenses related to the Fourth Amendment, a voluntary prepayment of $300.0 million principal amount of previously outstanding 2024 USD Term Loans, and a portion of the Closing Payment. The Incremental Dollar Term Loans will mature at the earlier of (1) May 17, 2026 and (2) the 91st day prior to the maturity of Operating Company’s 4.75% senior unsecured notes due 2024 (the “Euro Notes”) or a permitted refinancing thereof, if on such 91st day any of the Euro Notes remains outstanding. There is a prepayment premium of 1.00% to any principal amount of the Incremental Dollar Term Loans that is subject to a repricing event during the first six-month period after the Fourth Amendment effective date. The Incremental Revolving Credit Commitments constitute revolving credit commitments under the Credit Agreement with the same principal terms as the previously existing revolving credit commitments under the Credit Agreement, except that the maturity date for revolving loans is now the earlier of (1) May 17, 2024 and (2) the 91st day prior to the maturity of any dollar term loans or euro term loans under the Credit Agreement, or any permitted refinancing thereof, if on such 91st day any of such dollar term loans or euro term loans remains outstanding. Under the Credit Agreement, the applicable rate for U.S. dollar-denominated term loans, including the Incremental Dollar Term Loans, is LIBOR (f/k/a the London Interbank Offered Rate, subject to a floor of 1.00%) plus 2.25%, and the applicable rate for euro-denominated term loans is Euribor (the Euro Interbank Offered Rate published by the European Money Markets Institute, subject to a floor of 1.00%) plus 1.75%. The applicable rate for the revolving loans is initially LIBOR plus 2.25%, and such rate can be reduced to LIBOR plus 2.00% in future periods based on a measure of Operating Company’s total leverage ratio. The outstanding euro-denominated term loans under the Credit Agreement will mature in May 2024.

The Preferred Stock Issuance and the Fourth Amendment, including the application of the proceeds of the Incremental Dollar Term Loans as described above, are collectively referred to as the “Financing Transactions.” The Merger and the Financing Transactions are collectively referred to as the “Transactions.”

In addition, Operating Company raised $500.0 million, before fees and expenses, through an offering of U.S. dollar-denominated senior unsecured notes due 2027 (the “USD 2027 Notes”), and the net proceeds were primarily used to repay in full the remaining outstanding borrowings under the 2024 USD Term Loans. In connection with the USD 2027 Notes offering and the Fourth Amendment, the Company incurred $27.0 million of debt discount and third-party financing costs, of which $5.4 million was expensed and recorded in other expense, net in this unaudited pro forma condensed combined statement of operations.

The following unaudited pro forma condensed combined statement of operations for the year ended June 30, 2019 gives effect to the Transactions and the offering of the USD 2027 Notes as if all of them had occurred on July 1, 2018. Because the Transactions and the offering of the USD 2027 Notes all occurred prior to the end of the Company’s 2019 fiscal year on June 30, 2019, the Company’s audited consolidated financial statements for fiscal 2019 included in Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed August 27, 2019 with the U.S. Securities and Exchange Commission (the “SEC”), includes a balance sheet as of June 30, 2019 that reflects the Transactions and the offering of the USD 2027 Notes.

The Company’s fiscal year ends on June 30, while Paragon’s, prior to the Merger, ended on December 31. Pursuant to Rule 11-02(c)(3) of Regulation S-X under the Securities Act of 1933, as amended, the fiscal years have been conformed to have a fiscal year end of June 30 for the purpose of presenting this unaudited pro forma condensed combined statement of operations, because the two fiscal year ends are separated by more than 93 days.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2019 combines the amounts in the Company’s audited consolidated statement of operations for the year ended June 30, 2019 with the amounts in the unaudited statement of operations of Paragon for the period from July 1, 2018 to May 17, 2019.

The unaudited statement of operations of Paragon for the period from July 1, 2018 to May 17, 2019 was derived by adding the amounts in the unaudited statement of operations of Paragon for the period from April 1, 2019 to May 17, 2019 to the amounts in the unaudited statement of operations for the nine months ended March 31, 2019. The unaudited statement of operations of Paragon for the nine months ended March 31, 2019 was derived by adding the amounts in the unaudited statement of operations of Paragon for the three months ended March 31, 2019 to the amounts in the audited statement of operations of Paragon for the year ended December 31, 2018 and subtracting the amounts in the unaudited statement of operations of Paragon for the six months ended June 30, 2018.

The historical financial data described above is adjusted in the unaudited pro forma condensed combined statement of operations to give effect to those unaudited pro forma adjustments that are (1) directly attributable to the Transactions or the offering of the USD 2027 Notes, (2) factually supportable, and (3) expected to have a continuing impact on the Company’s consolidated operating results. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with the following information:

•	the notes to the unaudited pro forma condensed combined statement of operations set forth herein;

•

the Company’s audited consolidated financial statements as of June 30, 2019 and for the years ended June 30, 2019 and 2018 filed with the SEC as part of its Annual Report on Form 10-K on August 27, 2019, which is incorporated by reference herein;

•

the audited financial statements of Paragon as of and for the year ended December 31, 2018, which are included in the Company’s Current Report on Form 8-K/A filed with the SEC on June 24, 2019, which is incorporated by reference herein; and,

•

the unaudited financial statements of Paragon as of and for the three months ended March 31, 2019, which are included in the Company’s Current Report on Form 8-K/A filed with the SEC on June 24, 2019, which is incorporated by reference herein.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2019

(dollars in millions, except per share data)

	Catalent, Inc.	Paragon (July 1, 2018 to May 17, 2019) (Note 1)	Reclassification Adjustments (a)	Financing Transactions and Offering Adjustments		Purchase Accounting Adjustments		Other Pro Forma Adjustments		Pro Forma
Net revenue	$2,518.0	$126.4	$—	$—		$—		$(5.6)	(g)	$2,638.8
Cost of sales	1,712.9	75.5	—	—		1.0	(d),(f)	(5.0)	(g)	1,784.4

Gross margin	805.1	50.9	—	—		(1.0)		(0.6)		854.4
Selling, general, and administrative expenses	512.0	22.2	1.8	—		25.8	(c),(d),(f)	(0.8)	(h)	561.0
Impairment charges and loss on sale of assets	5.1	—	—	—		—		—		5.1
Restructuring and other	14.1	—	—	—		—		—		14.1

Operating earnings	273.9	28.7	(1.8)	—		(26.8)		0.2		274.2
Interest expense, net	110.9	—	4.5	31.9	(b)	(1.0)	(e),(f)	—		146.3
Other (income)/expense, net	2.7	65.1	(6.3)	—		—		(56.7)	(i)	4.8

Earnings from operations before income taxes	160.3	(36.4)	—	(31.9)		(25.8)		56.9		123.1
Income tax expense/ (benefit)	22.9	(16.1)	—	—		—		(0.2)	(j)	6.6

Net earnings	$137.4	$(20.3)	$—	$(31.9)		$(25.8)		$57.1		$116.5

Earnings per share
Basic
Net earnings	$0.92									$0.54	(k)
Diluted
Net earnings	$0.90									$0.53	(k)

See accompanying notes to the unaudited pro forma condensed combined statement of operations.

Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations

Note 1—Basis of Presentation

The historical consolidated financial statements of Catalent and the historical financial statements of Paragon were each prepared in accordance with accounting principles generally accepted in the United States of America and are shown in U.S. dollars.

As Paragon’s pre-Merger fiscal year of December 31 differed from Catalent’s fiscal year of June 30, in order for the pro forma results to be comparable to Catalent’s, the amounts in the Paragon statement of operations for the period from July 1, 2018 (the beginning of Catalent’s fiscal year) to May 17, 2019 (the date of the Merger) were calculated as follows:

(in millions)	Three months ended March 31, 2019	+	Year ended December 31, 2018	-	Six months ended June 30, 2018	=	Nine months ended March 31, 2019	+	Period from April 1, 2019 to May 17, 2019	=	Period from July 1, 2018 to May 17, 2019
Net revenue	$34.1		$101.1		$42.9		$92.3		$34.1		$126.4
Cost of sales	19.6		71.7		30.6		60.7		14.8		75.5

Gross margins	14.5		29.4		12.3		31.6		19.3		50.9
Selling, general and administrative	7.3		16.0		6.8		16.5		5.7		22.2
Impairment charges and (gain) loss on sale of assets	—		—		—		—		—		—
Restructuring and other	—		—		—		—		—		—

Operating earnings	7.2		13.4		5.5		15.1		13.6		28.7
Other (income)/expense, net	3.2		7.7		4.7		6.2		58.9		65.1

Earnings from operations before income taxes	4.0		5.7		0.8		8.9		(45.3)		(36.4)
Income tax expense/(benefit)	0.9		(5.7)		—		(4.8)		(11.3)		(16.1)

Net earnings	$3.1		$11.4		$0.8		$13.7		$(34.0)		$(20.3)

Note 2—Financing Transactions and Offering Adjustments

As described earlier in this section, the Company financed the Closing Payment and related fees and expenses with the net proceeds of the Financing Transactions. Net proceeds from the Preferred Stock Issuance approximated $646.3 million. Net proceeds from the Incremental Dollar Term Loans approximated $932.0 million, of which $632.0 million was used to finance a portion of the Closing Payment.

The Company used the gross proceeds of $500.0 million from the offering of the USD 2027 Notes to (i) repay in full the outstanding borrowings under the 2024 USD Term Loans of $479.0 million, plus accrued and unpaid interest, (ii) pay fees and expenses of the offering of $9.4 million, and (iii) provide cash on its balance sheet of $11.6 million. See Note 4(b) below.

Note 3—Conforming Accounting Policies

Effective July 1, 2018, the Company adopted Financial Accounting Standards Board Accounting Standards Update 2014-09, Revenue from Contracts with Customers, which was codified as Accounting Standards Codification 606 (“ASC 606”), using the modified retrospective approach applied to contracts that were not completed as of the effective date.

Prior to the Merger, Paragon was not required to adopt ASC 606 until January 1, 2019. However, as a result of the Merger and for purposes of preparing the unaudited pro forma condensed combined statement of operations, adjustments to Paragon’s results are included as if it had adopted ASC 606 effective July 1, 2018 to conform to the Company’s adoption date. Paragon’s deemed adoption of ASC 606 as of July 1, 2018 resulted in decreases in net revenue and cost of sales of $5.6 million and $5.0 million, respectively, which are reflected in the unaudited pro forma condensed combined statement of operations. See Note 4(g) below.

Note 4—Pro Forma Adjustments

The adjustments described below are alphabetically identified in the footnotes of the unaudited pro forma condensed combined statement of operations. This note should be read in conjunction with Note 1—Basis of Presentation, Note 2—Financing Transactions and Offering Adjustments, and Note 3—Conforming Accounting Policies.

(a)

Represents reclassifications to conform Paragon’s results to the Company’s basis of presentation for its audited consolidated statement of operations, which have no effect on the net earnings of Paragon and relate to other (income)/expense of $6.3 million, which were reclassified as follows:

i.	$4.5 million was reclassified to interest expense, net; and

ii.	$1.8 million was reclassified to selling, general, and administrative expenses.

(b)

Represents the adjustments to interest expense totaling $31.9 million in connection with the Incremental Dollar Term Loans, the non-cash amortization of the initial discount, debt issuance and other associated finance costs, the offering of the USD 2027 Notes, and the related repayment of the 2024 USD Term Loans, calculated as follows:

i.	An increase of $27.3 million related to interest on the Incremental Dollar Term Loans;

ii.	An increase of $2.3 million related to the amortization of an aggregate $13.1 million of original issue discount and debt issuance costs incurred in connection with the Incremental Dollar Term Loans;

iii.	An increase of $22.3 million related to interest on the proceeds raised by the offering of the USD 2027 Notes; and

iv.	A decrease of $20.0 million related to the elimination of interest on the 2024 USD Term Loans.

(c)

Represents expense from amortizing intangible assets resulting from the Merger. The intangible assets include commercial customer relationships with an estimated useful life of 15 years, development customer relationships with an estimated useful life of 11 years, and trade names with an estimated useful life of 5 years, which are being amortized on a straight-line basis. The estimated useful life was determined based on a review of the period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated, and management’s view based on historical experience with similar assets. Total pro forma amortization expense recorded for the year ended June 30, 2019 was $25.4 million. A 10% increase/decrease in the estimated fair value of intangibles will increase/decrease amortization by $2.5 million for the year ended June 30, 2019.

(d)

Represents a net adjustment to depreciation expense of $0.7 million related to the preliminary estimated fair value of the property, plant, and equipment acquired in the Merger representing an increase of $0.5 million and $0.2 million to cost of sales and selling, general, and administrative expenses, respectively.

(e)	Represents the elimination of interest expense due to the paydown of Paragon’s indebtedness upon the Merger of $2.5 million, which is assumed to occur on July 1, 2018.

(f)

Represents adjustments to amortization expense and interest expense as a result of adjusting the historical book value of Paragon’s capital leases to the preliminary estimated fair value, calculated as:

i.	An increase to cost of sales of $0.5 million;

ii.	An increase to selling, general, and administrative expenses of $0.2 million; and

iii.	An increase to interest expense, net of $1.5 million.

(g)	Represents the impact of Paragon’s deemed adoption of ASC 606 as of July 1, 2018, resulting in a decrease in net revenue and cost of sales of $5.6 million and $5.0 million, respectively.

(h)

Represents an adjustment to stock-based compensation expense of $9.2 million related to the incremental expense directly attributable to the Merger that is expected to have a recurring impact over four years and Catalent nonrecurring transaction costs of $(10.0) million directly attributable to the Transactions, which have been eliminated.

(i)	Represents Paragon nonrecurring transaction costs of $(56.7) million directly attributable to the Transactions, which have been eliminated.

(j)

Represents an adjustment to income tax expense/(benefit) of $(0.2) million resulting from tax-affecting the pro forma adjustments at the Company’s U.S. statutory tax rate of 25%, which includes the federal tax rate of 21% and state-blended rate of 4%. No further pro forma adjustment was made to this pro forma income tax benefit which reflects a release of a tax valuation allowance by Paragon which is not directly related to the Merger or the Financing Transactions. The reversal of the valuation allowance and its impact on the effective tax rate is not considered to be representative of the income taxes of the combined organization on a go-forward basis.

(k)

Basic and diluted net earnings per share (“EPS”) are each calculated using the two-class method by dividing adjusted pro forma net earnings by the weighted average shares outstanding and diluted weighted average shares outstanding. Pro forma net earnings are adjusted for the Series A Preferred Stock cumulative dividend and are divided by the weighted average shares of Common Stock outstanding (without assuming conversion of the Series A Preferred Stock) for purposes of calculating basic EPS. For diluted EPS, the denominator includes the weighted average number of basic shares of Common Stock and the number of additional shares of Common Stock that would have been outstanding if the potential shares of Common Stock that were dilutive had been issued, and is calculated using either the two-class, treasury stock or if-converted method, whichever is more dilutive. In computing diluted EPS, the average stock price for the period is used in determining the number of shares of Common Stock assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares to the extent their effect would be anti-dilutive.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our third amended and restated certificate of incorporation (the “Certificate of Incorporation”), our bylaws and the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (as amended by the Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, the “Certificate of Designation”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. Of our authorized shares of preferred stock, 1,000,000 have been designated as Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

As of September 10, 2019, there were 146 million shares of our common stock and 650,000 shares of our Series A Preferred Stock issued and outstanding.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. The holders of shares of our common stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of shares of our preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. Our common stock is not subject to any further call or assessment by us. There is no redemption or sinking fund provision applicable to the common stock. All issued shares of our common stock are fully paid and non-assessable. The rights, powers, preferences, and privileges of holders of shares of our common stock may be affected by those of the holders of shares of the Series A Preferred Stock and any other series of our preferred stock or other series or class of stock we may authorize and issue in the future.

Preferred Stock

In General

Our Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock (including, without limitation, convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors may determine, with respect to any series of preferred stock, the powers, including preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions, of that series, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by, among other things, restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Series A Preferred Stock

On May 16, 2019, we filed with the Secretary of State of the State of Delaware the Certificate of Designation creating the Series A Preferred Stock and establishing the preferences, rights, and limitations of the Series A Preferred Stock. On May 17, 2019, we issued 650,000 shares of our Series A Preferred Stock.

The Series A Preferred Stock ranks senior to shares of our common stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation or dissolution or the winding up of our affairs. The Series A Preferred Stock initially has a stated value of $1,000 per share. Holders of Series A Preferred Stock are entitled to receive cumulative dividends payable quarterly against the stated value at a rate of 5.00% per annum, and such dividends may be settled in cash, by increasing the stated value, or in a combination thereof, at our election, as set forth in the Certificate of Designation. Holders of Series A Preferred Stock are also entitled to receive dividends or distributions declared or paid on our common stock on an as-converted basis. The dividend rate is subject to adjustment based on the relative and absolute price performance of our common stock as set forth in the Certificate of Designation. Under certain circumstances, the dividend rate may increase to a maximum of 8.00% per annum.

At any time after May 17, 2020 (or, if earlier, the date we send any notice of certain change of control events), the shares of Series A Preferred Stock are convertible at the option of the holders into shares of our common stock at a price initially equal to $49.5409. At any time after May 17, 2022, if the average of the volume-weighted average price per share of our common stock for 30 consecutive trading days, measured as of the date we send the applicable notice to convert, is greater than 150% of the then-applicable conversion price, we have the right (but not the obligation) to convert all (and not less than all) of the shares of the Series A Preferred Stock into shares of our common stock. Each share of Series A Preferred Stock will be convertible into a number of shares of common stock determined by dividing the sum of the stated value of such share of Series A Preferred Stock on the conversion date and any accrued and unpaid dividends with respect to such share of Series A Preferred Stock by the then-applicable conversion price. The conversion price is subject to customary anti-dilution and other adjustments.

At any time after May 17, 2024, we have the right (but not the obligation) to voluntarily redeem all (but not less than all) of the then-outstanding shares of Series A Preferred Stock for cash, shares of our common stock or a combination thereof, at our election, at a redemption price per share of Series A Preferred Stock equal to the sum of the stated value of such share of Series A Preferred Stock on the redemption date and any accrued and unpaid dividends with respect to such share of Series A Preferred Stock.

Upon a liquidation, dissolution or winding up of our affairs, subject to any senior-ranking securities, indebtedness or other senior rights, the holders of Series A Preferred Stock are entitled to receive, for each share of Series A Preferred Stock, an amount equal to the greater of (i) the sum of the stated value of such share of Series A Preferred Stock and any accrued and unpaid dividends with respect to such share of Series A Preferred Stock, and (ii) the amount such holder would have received had such holder, immediately prior to such liquidation, dissolution or winding up, converted such share of Series A Preferred Stock into shares of our common stock at the then-applicable conversion price.

Upon certain change of control events involving us, we are required to redeem each share of Series A Preferred Stock for cash in an amount equal to the greater of (i) the sum of (a) the product of (1) the applicable change of control multiplier set forth in the Certificate of Designation and (2) the stated value of such share of Series A Preferred Stock on the redemption date, and (b) any accrued and unpaid dividends with respect to such share of Series A Preferred Stock and (ii) the amount of cash and/or other assets the holder of such share of Series A Preferred Stock would have received had such holder, as of the business day immediately preceding the effective date of such change of control event, converted such share of Series A Preferred Stock into shares of our common stock and participated in such event as a holder of shares of common stock.

The holders of Series A Preferred Stock are entitled to vote with the holders of our common stock as a single class on an “as-converted” basis. For so long as the holders of Series A Preferred Stock are entitled to designate one designee to be nominated by us for election to our board of directors pursuant to the terms and conditions of the Stockholders’ Agreement (as defined below), the holders of Series A Preferred Stock, voting separately as a single class, have the right to elect one member of our board of directors.

Subject to certain exceptions and qualifications, the holders of a majority of the issued and outstanding Series A Preferred Stock have veto rights over our (i) amendment of any provision of our organizational documents that would have an adverse effect on the rights, preferences, privileges or voting powers of the Series A Preferred Stock, (ii) issuance of senior or pari passu equity securities, or (iii) incurrence of indebtedness to the extent such incurrence would cause our total leverage ratio for any applicable test period to exceed 6:00:1:00 determined on a pro forma basis (as such terms are defined in the Certificate of Designation).

On May 17, 2019, in connection with the issuance of the Series A Preferred Stock, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) and registration rights agreement (the “Registration Rights Agreement”) with certain funds affiliated with Leonard Green & Partners, L.P., granting certain rights in respect of the Series A Preferred Stock. The following descriptions of the Stockholders’ Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stockholders’ Agreement and Registration Rights Agreement, which are filed as exhibits to the registration statement of which this prospectus is a part.

Stockholders’ Agreement

Pursuant to the Stockholders’ Agreement, for so long as the holders of Series A Preferred Stock and the holders of common stock issued upon conversion of Series A Preferred Stock (together with the holders of Series A Preferred Stock, the “Relevant Holders”) beneficially own (i) (a) shares of Series A Preferred Stock with an aggregate stated value of at least $250 million, or (b) either (1) shares of common stock having an aggregate value of at least $250 million (calculated by valuing each share of common stock at the average of the volume-weighted average price per share of common stock on the NYSE for the thirty consecutive trading days immediately preceding such date of valuation (the “Common Stock Valuation Methodology”)), or (2) any combination of shares of Series A Preferred Stock or shares of common stock having an aggregate value of at least $250 million, calculated by valuing each share of Series A Preferred Stock at the stated value of such share and each share of common stock pursuant to the Common Stock Valuation Methodology, such Relevant Holders have the right to have one designee of their choosing nominated for election to our board of directors, and (ii) shares of Series A Preferred Stock, shares of common stock, or any combination of shares of Series A Preferred Stock or shares of common stock having an aggregate value of at least $500 million, calculated by valuing each share of Series A Preferred Stock at the stated value of such share and each share of common stock pursuant to the Common Stock Valuation Methodology, such Relevant Holders have the right to appoint one non-voting observer to attend all meetings of our board of directors.

Pursuant to the Stockholders’ Agreement, for so long as the Relevant Holders are entitled to designate a designee for nomination to our board of directors, each such Relevant Holder is required to vote (i) in favor of each director nominated or recommended by our board of directors for election at any stockholders meeting and against the removal of any director who has been elected following nomination or recommendation by our board of directors, (ii) against any stockholder nomination for director that is not approved and recommended by our board of directors for election at any such meeting, (iii) in favor of our “say-on-pay” proposal and any proposal by us relating to equity compensation that has been approved by our board of directors or the Compensation & Leadership Committee of our board of directors (or any successor committee thereto), (iv) in favor of our proposal for ratification of the appointment of our independent registered public accounting firm, and (v) in accordance with the recommendation of our board of directors with respect to any proposed merger, business combination, or other similar transaction between us and any other person; provided, however, no Relevant Holder is under any obligation to vote in the manner recommended by our board of directors or in any other manner, other than in its sole discretion, with respect to any other matter.

The Relevant Holders are subject to certain standstill restrictions, pursuant to which such Relevant Holders are restricted, among other things and subject to certain customary exceptions, from purchasing additional securities of Catalent, publicly proposing any merger or other extraordinary corporate transaction, initiating any stockholder proposal, or soliciting proxies until the later of (i) May 17, 2022 and (ii) the date on which such Relevant Holders are no longer entitled to designate a nominee to our board of directors.

Subject to certain customary exceptions, holders of the Series A Preferred Stock are restricted by the terms of the Stockholders’ Agreement from transferring their shares of Series A Preferred Stock or common stock issued upon conversion of Series A Preferred Stock until the earlier to occur of (i) November 17, 2021, and (ii) the occurrence of a transaction resulting in a change of control. In addition, other than certain transfers in connection with a registered public offering or pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), for so long as any share of Series A Preferred Stock is issued and outstanding, the Relevant Holders may not transfer without our prior written consent any share of Series A Preferred Stock or any share of common stock issued upon conversion of Series A Preferred Stock to certain specified persons, including (a) certain of our competitors, (b) any person that has filed (individually or jointly with others in a “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))) a report on Schedule 13D or Schedule 13G pursuant to Regulation 13D-G under the Exchange Act, (c) any person who the transferring holder knows or reasonably should know is or has been an activist investor in the three years prior to any such proposed transfer, or (d) any person who the transferring holder knows (after reasonable inquiry of such person) would be required to file (individually or jointly with others in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act)) a report on Schedule 13D or Schedule 13G pursuant to Regulation 13D-G under the Exchange Act with respect to its ownership of shares of our capital stock as a result of the proposed transfer.

For so long as the Relevant Holders are entitled to designate a nominee to our board of directors, such holders have certain customary access and information rights.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, we must provide certain customary registration rights with respect to the shares of Series A Preferred Stock and shares of common stock issued upon any conversion of the Series A Preferred Stock. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of all assets minus the fair value of all liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, including in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factor our board of directors may consider relevant.

We have no current plan to pay a dividend on our common stock. Additional terms relating to the payment of dividends under our Series A Preferred Stock are summarized in “—Preferred Stock—Series A Capital Stock.” Because we are a holding company with no revenue-generating capability, we will only be able to pay any dividend with funds we receive from our subsidiaries. Our ability to receive capital from our subsidiaries to pay dividends is currently limited by covenants in the agreements governing our existing indebtedness and may be further limited by the agreement governing any additional indebtedness we may incur.

Annual Stockholder Meetings

Our bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Certificate of Incorporation, Our Bylaws and Certain Provisions of Delaware Law

Our Certificate of Incorporation, our bylaws and the DGCL contain provisions, summarized in the following paragraphs, that may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other mechanism that a stockholder might consider in its best interest, including those mechanisms that might result in a premium over the prevailing market price for the outstanding shares of our stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. We may issue additional shares in the future, including through future public offerings, for a variety of corporate purposes, including to facilitate acquisitions of new businesses or individual assets, build new or expand existing facilities, compensate our employees, or repay indebtedness.

The terms of any series of preferred stock that our board of directors may issue may have the effect of discouraging, delaying or preventing a change of control of the Company or the removal of our management.

One of the effects of the existence of unissued and unreserved but authorized stock may be to enable our board of directors to issue shares to persons sympathetic to the goals of current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of stock at prices higher than prevailing market prices.

Temporary Classification of Our Board of Directors; Size of Our Board of Directors

Our Certificate of Incorporation provides that, prior to the 2021 annual meeting of stockholders, our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, currently approximately one-third of our board of directors will be elected each year. Beginning at the 2021 annual meeting of stockholders, directors will be elected to one-year terms expiring at the next annual meeting of stockholders. Directors elected or appointed to our board of directors before the 2019 annual meeting of stockholders will complete the remainder of their respective three-year terms. Similarly, any director elected or appointed to fill a vacancy opened by the departure of a director serving a classified term will serve the remainder of the departed director’s term. Accordingly, the Class I directors or such directors’ successors shall hold office for a term expiring at the 2021 annual meeting of stockholders. At the 2019 annual meeting of stockholders, the Class II directors or such directors’ successors will be elected to a one-year term expiring at the 2020 annual meeting of stockholders. At the 2020 annual meeting of stockholders, the Class III directors or such directors’ successors will be elected to a one-year term expiring at the 2021 annual meeting of stockholders. Until the 2021 annual meeting of stockholders, the classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. When fully implemented, the declassification of our board of directors will permit our stockholders to vote annually for all directors (other than the director, if any, elected solely by the holders of shares of our Series A Preferred Stock). Our Certificate of Incorporation and bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66-2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this provision of our Certificate of Incorporation only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our Certificate of Incorporation, directors serving on a classified board may be removed only for cause and directors serving on a non-classified board may be removed with or without cause, in each case by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors. Our Certificate of Incorporation provides that directors elected for a term of more than one year (as well as any successor to such director if such director does not serve the entirety of such term), other than directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more other such series, as the case may be, may be removed only for cause and only by the affirmative vote of a majority in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. All other directors, other than directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more other such series, as the case may be, may be removed with or without cause upon the affirmative vote of a majority in voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any vacancy on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

In the event of the death, resignation, retirement, disqualification, disability or removal of a director elected or appointed to our board of directors by the holders of shares of our Series A Preferred Stock, as summarized in “—Preferred Stock—Stockholders’ Agreement,” the holders of a majority of the issued and outstanding shares of Series A Preferred Stock, to the extent that certain holders of shares of Series A Preferred Stock have the right to designate a director for nomination pursuant to the Stockholders’ Agreement at such time, may elect or appoint a replacement designee to fill the resulting vacancy; provided that, if such director was removed for cause, the replacement designee will not be the same person who was so removed. Other than for cause, a director elected or appointed by the holders of shares of our Series A Preferred Stock may not be removed by our board of directors or holders of our common stock without the prior written consent of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock voting separately as a class.

No Cumulative Voting

Under the DGCL, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, in uncontested elections, a majority of the voting power of our stock will be able to elect all of our directors as to which our common stockholders are entitled to vote. In contested elections, our bylaws provide that the nominees, not exceeding the authorized number fixed by our board of directors, who receive the greatest number of votes will be elected.

Special Stockholder Meetings

Our Certificate of Incorporation provides that, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called at any time only by or at the direction of the board of directors or the chair of the board of directors. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals; Proxy Access

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be brought before a stockholders’ meeting, a stockholder will have to comply with these notice procedures and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices neither less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chair of a meeting of the stockholders to adopt rules and regulations for the conduct of such meeting, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

In addition to the director nomination provisions summarized above, our bylaws contain a “proxy access” provision that allows any stockholder or group of up to twenty stockholders owning, continuously for at least three years, shares representing at least 3% of our outstanding stock entitled to vote in the election of directors to nominate and include, in our proxy materials for an annual meeting of stockholders at which directors may be elected, their own qualifying director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on our board of directors (subject to certain limitations set forth in our bylaws). Each of our board of directors (or a committee of our board of directors or any officer designated by our board of directors or a committee of the board of directors) (prior to each annual meeting of stockholders) and the chair of any annual meeting of stockholders shall have the power to determine whether a director nominee has been nominated by a stockholder in accordance with the requirements of the proxy access provision. A stockholder proposing to nominate a person for election to our board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date we mailed our proxy materials for the prior year’s annual meeting of stockholders.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation precludes stockholder action by written consent; provided, however, that any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation.

Pursuant to the Certificate of Designation, for so long as any share of Series A Preferred Stock remains issued and outstanding, any action required or permitted to be taken by the holders of the Series A Preferred Stock may be effected without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of a majority of the issued and outstanding shares of Series A Preferred Stock.

Amending Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our Certificate of Incorporation. Any amendment, alteration, change, addition or repeal of our bylaws by our stockholders requires the affirmative vote of a majority in voting power of all the then-outstanding shares of our stock entitled vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our Certificate of Incorporation provides that the following provisions in our Certificate of Incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2/3% in voting power of the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class:

•	until the 2021 annual meeting of stockholders, the provisions providing for a classified board of directors (the election and term of our directors);

•	until the 2021 annual meeting of stockholders, the provisions regarding resignation and removal of directors;

•	the provisions regarding entering into business combinations with interested stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 66-2/3% supermajority vote and that the bylaws be amended only with a majority vote.

Pursuant to the Certificate of Designation, for so long as any share of Series A Preferred Stock remains issued and outstanding, we must first obtain the written consent or affirmative vote of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock prior to taking certain actions, including changing, amending, altering or repealing certain provisions of our Certificate of Incorporation and bylaws. See “—Preferred Stock—Series A Preferred Stock.”

The current combination of the classification of our board of directors until the 2021 annual meeting of stockholders, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, the courts of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director or officer of our Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our bylaws or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine, in each such case subject to said courts having personal jurisdiction over the indispensable parties named as defendants in such action. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our Company shall be deemed to have notice of and provided consent to the forum provisions in our Certificate of Incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL or other Delaware law. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by Delaware law. We also are expressly authorized to, and do, carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders (net of any increase in premium for directors’ and officers’ liability insurance resulting from a claim). In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We currently are party to indemnification agreements with certain of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CTLT.”

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in privately negotiated transactions, including directly to one or more purchasers;

•	through the creation or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	pledges of the securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distribution of the securities;

•	through the settlement of short sales, in each case subject to compliance with the Securities Act and other applicable securities laws;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	an exchange distribution in accordance with the rules of the applicable exchange, if any;

•	ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers on a best-efforts basis;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through agents; or

•	through a combination of any of the above or by any other legally available means.

We may also engage in “at the market” offerings to or through a market maker or into an existing trading market, a securities exchange or other medium of exchange. We may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commission to be paid for solicitation of these contracts.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus, that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

•	the name or names of any underwriter, broker-dealer or agent and the amounts of securities underwritten or purchased by each of them;

•

any public offering price, the purchase price of the securities, the proceeds to us and any underwriting discount, commission, fee or other item constituting underwriters’ or agents’ compensation and any discount, commission or concession allowed or reallowed or paid to any broker-dealer;

•	any delayed delivery arrangement;

•	any option under which any underwriter may purchase additional securities from us; and

•	any securities exchange or market on which the securities may be listed or traded.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, commissions or concessions from the underwriters or commissions from the purchasers for whom they may act as agent. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.

We may sell the securities covered by this prospectus to broker-dealers as principals. We may negotiate and pay discounts, commissions or concessions for their services. The broker-dealer may then resell such securities to the public either at varying prices to be determined by the broker-dealer or at a fixed offering price agreed to with us at the time of resale. Broker-dealers engaged by us may allow other dealers to participate in resales.

We may sell the securities covered by this prospectus through agents from time to time. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We may sell the securities covered by this prospectus directly to purchasers. In this case, we may not engage underwriters, broker-dealers or agents in the offer and sale of such securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” as defined in the Securities Act. Any commission or fee paid or any discount or concession allowed to any such person, and any profit such person may receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Any offering price and any underwriting discount or commission or agency fee and other item constituting underwriters’ or agents’ compensation and any discount, commission or concession allowed or reallowed or paid to any broker-dealer may be changed from time to time.

We and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by us and any other relevant person of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

In connection with an offering, certain persons participating in the offering, including without limitation underwriters or agents, may purchase and sell securities in the open market. These transactions may include stabilizing transactions, short sales, syndicate covering transactions and penalty bids.

Stabilizing transactions, which consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, may include making short sales, which involves the sale by the underwriters or agents of a greater number of securities than they are required to purchase, and purchasing securities on the open market to cover positions created by short sales. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, if any, in the over-the-counter market or otherwise.

Our common stock is listed on the New York Stock Exchange under the symbol “CTLT.” Any share of preferred stock may or may not be listed on a national securities exchange, and any such listing, if pursued, will be described in any applicable prospectus supplement or free writing prospectus. Any underwriter to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Underwriters, broker-dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to any payment that the underwriters, broker-dealers or agents may be required to make in respect thereof.

Underwriters, broker-dealers, agents and their affiliates may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business, including commercial banking transactions and services.

There can be no assurance that we will ever offer to sell or, if offered, sell all or any of the securities covered by this prospectus.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The consolidated financial statements of Catalent, Inc. appearing in Catalent, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2019, and the effectiveness of Catalent, Inc.’s internal control over financial reporting as of June 30, 2019 (excluding the internal control over financial reporting of Paragon), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Catalent, Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Paragon from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the financial statements of Paragon Bioservices, Inc. for the year ended December 31, 2018, which is included in our Current Report on Form 8-K/A filed on June 24, 2019, as set forth in their report, which is incorporated by reference in this prospectus. The audited financial statements of Paragon Bioservices, Inc. are incorporated by reference in reliance on Ernst & Young LLP’s report given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. For further information about us and our securities, we refer you to the registration statement and to its exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our SEC filings may also be found in the “Investors” section of our website at www.catalent.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC will automatically update and supersede related previously filed information. This prospectus incorporates by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than documents and information furnished to and not filed with the SEC in accordance with SEC rules, unless expressly stated otherwise therein) and prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2019;

•	our Current Report on Form 8-K/A, filed on June 24, 2019 and our Current Report on Form 8-K, filed on September 13, 2019; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on July 31, 2014, including all amendments and reports filed for the purpose of updating such description.

Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequent prospectus supplement to this prospectus or in any document subsequently filed with the SEC which is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC. See “Where You Can Find More Information.” We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to:

Catalent, Inc.

14 Schoolhouse Road

Somerset, NJ 08873

Attn: Corporate Secretary

Tel.: (732) 537-6200

Email: CorpSec@catalent.com

$500,000,000

Catalent, Inc.

Common stock

Prospectus supplement

J.P. Morgan	UBS Investment Bank

                    , 2020